EXHIBIT 4.4
SERIES 2007-2
INDENTURE SUPPLEMENT
BETWEEN
SWIFT MASTER AUTO RECEIVABLES TRUST
ISSUING ENTITY
AND
THE BANK OF NEW YORK TRUST COMPANY, N.A.
INDENTURE TRUSTEE
DATED AS OF OCTOBER 16, 2007
SERIES 2007-2 FLOATING RATE ASSET BACKED NOTES,
CLASS A, CLASS B, CLASS C, CLASS D AND CLASS E

i

ii

     SERIES 2007-2 INDENTURE SUPPLEMENT, dated as of October 16, 2007, by and between SWIFT MASTER AUTO RECEIVABLES TRUST, a Delaware statutory trust, as Issuing Entity, and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as Indenture Trustee.
RECITALS
     A. Section 2.1 of the Indenture provides, among other things, that the Issuing Entity and the Indenture Trustee may at any time and from time to time enter into an Indenture Supplement to authorize the issuance by the Issuing Entity of Notes in one or more Series.
     B. The parties to this Indenture Supplement, by executing and delivering this Indenture Supplement, are providing for the creation of the Series 2007-2 Notes and specifying the Principal Terms thereof.
     In consideration of the mutual covenants and agreements contained in this Indenture Supplement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
GRANTING CLAUSES
     In addition to the grant of the Indenture, the Issuing Entity hereby grants to the Indenture Trustee, for the exclusive benefit of the Holders of the Series 2007-2 Notes, all of the Issuing Entity’s right, title and interest (whether now owned or hereafter acquired) in, to and under the following (collectively, the “Series Collateral”) with respect to the Series 2007-2:
     (i) all Collections on the Receivables allocated to the Series 2007-2 Notes;
     (ii) all Eligible Investments and all monies, instruments, securities, security entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to the Series Accounts (including any subaccount thereof) and in all interest, proceeds, Recoveries, earnings, income, revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount);
     (iii) all right, title and interest of the Issuing Entity in, to and under the Series 2007-2 Enhancement Agreements; and
     (iv) all present and future claims, demands, causes of action and choses in action regarding any of the foregoing and all payments on any of the foregoing and all proceeds of any nature whatsoever regarding any of the foregoing, including all proceeds of the voluntary or involuntary conversion thereof into cash or other liquid property and all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any kind and other forms of obligations and receivables, instruments and other property that at any time constitute any part of or are included in the proceeds of any of the foregoing.
     The foregoing grants are made in trust to secure (a) the Issuing Entity’s obligations under the Series 2007-2 Notes equally and ratably without prejudice, priority or distinction between any Series 2007-2 Note and any other Series 2007-2 Notes, other than as expressly provided in this Indenture Supplement, (b) the payment of all other sums payable under the Series 2007-2 Notes, the Indenture and this Indenture Supplement and (c) the compliance with the terms and conditions of the Series 2007-2 Notes, the Indenture and this Indenture Supplement, all as provided herein or therein.
     The Indenture Trustee, as indenture trustee on behalf of the Noteholders, hereby acknowledges the foregoing grants, accepts the trusts under this Indenture Supplement in accordance with the provisions of this Indenture Supplement, and agrees to perform the duties herein required to the end that the interests of the Noteholders may be adequately protected.
ARTICLE I
CREATION OF SERIES 2007-2 NOTES
     SECTION 1.01. Designation.
     (a) There is hereby created a Series of Notes to be issued by the Issuing Entity on the Closing Date pursuant to the Indenture and this Indenture Supplement to be known as the “Series 2007-2 Floating Rate Asset Backed Notes” or the “Series 2007-2 Notes.” The Series 2007-2 Notes shall be issued in five Classes, the first shall be known as the “Series 2007-2 Floating Rate Asset Backed Notes, Class A,” the second shall be known as the “Series 2007-2 Floating Rate Asset Backed Notes, Class B,” the third shall be known as the “Series 2007-2 Floating Rate Asset Backed Notes, Class C,” the fourth shall be known as the “Series 2007-2 Floating Rate Asset Backed Notes, Class D,” and the fifth shall be known as the “Series 2007-2 Floating Rate Asset Backed Equity Notes, Class E.” The Series 2007-2 Notes shall be due and payable on the Series 2007-2 Legal Maturity Date.
     (b) Series 2007-2 shall be a Nonoverconcentration Series. Series 2007-2 shall be in Excess Interest Sharing Group One and in Principal Sharing Group One. Series 2007-2 shall not be a Shared Enhancement Series or in an Interest Reallocation Group. Series 2007-2 shall not be subordinated to any other Series.
     (c) The Series 2007-2 Notes are “Notes” and this Indenture Supplement is an “Indenture Supplement” for all purposes under the Indenture. If any provision of the Series 2007-2 Notes or this Indenture Supplement conflicts with or is inconsistent with any provision of the Indenture, the provisions of the Series 2007-2 Notes or this Indenture Supplement, as the case may be, control.
     (d) Each term defined in Section 2.01 of this Indenture Supplement relates only to Series 2007-2 and this Indenture Supplement and to no other Series or Indenture Supplements.

     (e) Notwithstanding anything to the contrary in the Indenture, the Series 2007-2 Notes, other than the Class E Note, shall be issued in fully registered form in minimum amounts of $100,000 and in integral multiples of $1,000 in excess thereof (except that one Note from each such class may be issued in a different amount so long as such amount exceeds $1,000); and the Class E Note shall be issued in fully registered form in a principal amount equal to the Class E Note Initial Principal Balance.
     SECTION 1.02. Reopening of Class or Tranche of Notes.
     The Depositor may from time to time, with notice to the Rating Agencies but without notice to, or the consent of, the holders of a Class or Tranche of Series 2007-2 Notes, create and issue additional Series 2007-2 Notes equal in rank to any Class or Tranche of Series 2007-2 Notes previously offered in all respects or in all respects, except for the payment of interest accruing prior to the Issuance Date of such additional Series 2007-2 Notes in a Class or Tranche of Series 2007-2 Notes or except for the first payment of interest following the Issuance Date of such additional Series 2007-2 Notes in a Class or Tranche of Series 2007-2 Notes. This is called a “reopening.” When issued, the additional Series 2007-2 Notes of a Class or Tranche shall be equally and ratably entitled to the benefits of the Indenture and this Indenture Supplement applicable to those Series 2007-2 Notes with the other Outstanding Notes of that Class or Tranche without preference, priority or distinction. These additional Series 2007-2 Notes may be consolidated and form a single Class or Tranche with the previously issued Series 2007-2 Notes and shall have the same terms as to status, redemption or otherwise as the previously issued Series 2007-2 Notes.
ARTICLE II
DEFINITIONS
     SECTION 2.01. Definitions.
     Whenever used in this Indenture Supplement, the following words and phrases have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.
     Accumulation Period Factor: With respect to any Collection Period, a fraction:
     (a) the numerator of which is equal to the sum of the invested amounts of all outstanding Series in Principal Sharing Group One (including the Invested Amount for Series 2007-2) as of the last day of the Revolving Period; and
     (b) the denominator of which is equal to the sum of (i) the Invested Amount as of the last day of the Revolving Period, plus (ii) the invested amounts as of the last day of the Revolving Period of all outstanding Series in Principal Sharing Group One (other than the Invested Amount for Series 2007-2) that are expected to be paying or accumulating principal during the period from such Collection Period to the Collection Period immediately preceding the Series 2007-2 Expected Maturity Date;
     provided, however, that this definition may be changed at any time upon receipt by the Indenture Trustee of an Officer’s Certificate from the Servicer that such change shall not have an Adverse Effect.
     Accumulation Period Length: Has the meaning specified in Section 4.04(h).
     Accumulation Period Reserve Account: Has the meaning specified in Section 4.13(a).
     Accumulation Period Reserve Account Available Amount: With respect to each Distribution Date beginning on the Accumulation Period Reserve Account Funding Date and until termination of the Accumulation Period Reserve Account pursuant to Section 4.13(e), the lesser of:
     (a) the amounts on deposit in the Accumulation Period Reserve Account on such Distribution Date (before giving effect to any (i) deposits made or to be made therein pursuant to Section 4.04(a)(xiii) and Section 4.04(b)(i) on such Distribution Date or (ii) any withdrawals made or to be made therefrom pursuant to Section 4.13(c) on such Distribution Date); and
     (b) the Accumulation Period Reserve Account Required Amount for such Distribution Date.
     Accumulation Period Reserve Account Deposit Amount: With respect to each Distribution Date beginning on the Accumulation Period Reserve Account Funding Date and until termination of the Accumulation Period Reserve Account pursuant to Section 4.13(e), the excess of (a) the Accumulation Period Reserve Account Required Amount for such Distribution Date, over (b) the Accumulation Period Reserve Account Available Amount for such Distribution Date.
     Accumulation Period Reserve Account Funding Date: The Distribution Date occurring in the third Collection Period preceding the scheduled commencement of the Controlled Accumulation Period (or such earlier or later date as may be directed by the Servicer; provided, however, that, if the Accumulation Period Reserve Account Funding Date occurs on a later date, the Servicer expects the Accumulation Period Reserve Account to be fully funded by the commencement of the Controlled Accumulation Period).
     Accumulation Period Reserve Account Required Amount: With respect to each Distribution Date beginning on the Accumulation Period Reserve Account Funding Date and until the Accumulation Period Reserve Account is terminated pursuant to Section 4.13(e), an amount equal to the product of (a) 0.40% and (b) the Initial Note Principal Balance.

     Accumulation Period Reserve Draw Amount: With respect to any Distribution Date relating to the Controlled Accumulation Period or the first Distribution Date relating to the Early Amortization Period, the excess, if any, of (a) the Covered Amount determined as of such Distribution Date, over (b) the portion of the Available Investor Interest Collections for such Distribution Date constituting net investment earnings from the Note Distribution Account and the Accumulation Period Reserve Account.
     Additional Available Investor Principal Collections: With respect to any Distribution Date and the related Collection Period, an amount equal to the sum of (i) upon the termination of the Reserve Fund pursuant to Section 4.11(e), all remaining amounts on deposit in the Reserve Fund (excluding amounts relating to investment earnings and after giving effect to Section 4.04(b)(ii)), plus (ii) any Available Investor Interest Collections, Reserve Fund Available Amounts and Excess Interest Collections from other Series in the same Excess Interest Sharing Group as the Series 2007-2 Notes that, as provided in Sections 4.04(a) and (b), are to be treated as Additional Available Investor Principal Collections with respect to that Distribution Date.
     Available Investor Interest Collections: With respect to any Distribution Date, an amount equal to the sum of (a) the Investor Interest Collections with respect to such Distribution Date, plus (b) all interest and investment earnings on Eligible Investments credited to the Reserve Fund, the Note Distribution Account and the Accumulation Period Reserve Account (net of losses and investment expenses) during the related Collection Period, plus (c) all withdrawals from the Accumulation Period Reserve Account pursuant to Section 4.13(c), plus (d) on the termination of the Accumulation Period Reserve Account pursuant to Section 4.13(e), all remaining amounts on deposit in the Accumulation Period Reserve Account (excluding amounts relating to investment earnings and after giving effect to Section 4.13(c)) plus (e) the net amount, if any, paid by a Basis Swap Counterparty to the Issuing Entity pursuant to any Basis Swap.
     Available Investor Principal Collections: With respect to any date, an amount equal to the sum of (i) the Investor Principal Collections for such date, plus (ii) any Shared Principal Collections with respect to other Series in Principal Sharing Group One (including any amounts on deposit in the Excess Funding Account that are allocated to Series 2007-2 pursuant to the Indenture for application as Shared Principal Collections) for such date, plus (iii) if such date is also a Distribution Date, the amount of any Additional Available Investor Principal Collections remaining after application thereof pursuant to Section 4.04(f) being treated as Available Investor Principal Collections on such date plus (iv) the amounts, if any, withdrawn from the Excess Funding Account and applied pursuant to Section 4.04(g), minus (v) the amount of any Investor Principal Collections being treated as Reallocated Principal Collections pursuant to Section 4.06.
     Average Class A Note Principal Balance: For any period, an amount equal to the result of (a) the aggregate of the Class A Principal Balance for each day during that period divided by (b) the number of days in that period.

     Average Class B Note Principal Balance: For any period, an amount equal to the result of (a) the aggregate of the Class B Principal Balance for each day during that period divided by (b) the number of days in that period.
     Average Class C Note Principal Balance: For any period, an amount equal to the result of (a) the aggregate of the Class C Principal Balance for each day during that period divided by (b) the number of days in that period.
     Average Class D Note Principal Balance: For any period, an amount equal to the result of (a) the aggregate of the Class D Principal Balance for each day during that period divided by (b) the number of days in that period.
     Average Class E Note Principal Balance: For any period, an amount equal to the result of (a) the aggregate of the Class E Principal Balance for each day during that period divided by (b) the number of days in that period.
     Basis Swap: Each of the Class A Note Basis Swap, the Class B Note Basis Swap, the Class C Note Basis Swap and any other basis swap for the Series 2007-2 Notes entered into between the Issuing Entity and the Swap Counterparty, as each of the same may be amended, supplemented, renewed, extended or replaced from time to time. From and after the date, if any, on which any Contingent Basis Swaps become effective as provided in the Triparty Agreement, each shall constitute an “Basis Swap” for all purposes under the Series 2007-2 Enhancement Agreements.
     Basis Swap Counterparty: With respect to any of the Basis Swaps, the party to the swap other than the Issuing Entity, which shall for the Class A Note Basis Swap, the Class B Note Basis Swap and the Class C Note Basis Swap initially be Citibank, N.A.
     Class A Invested Amount: As of any date, an amount equal to (a) the Class A Note Principal Balance as of such date, minus (b) the excess, if any, of (i) the cumulative amount of Reallocated Principal Collections allocable to the Class A Notes immediately before such date over (ii) the cumulative amount of reimbursements thereof pursuant to Section 4.09 before that date, but limited to an amount that would reduce the Class A Invested Amount to zero, minus (c) the excess, if any, of (i) the cumulative amount of Investor Charge-Offs allocable to the Class A Notes immediately before such date over (ii) the cumulative amounts of reimbursements thereof pursuant to Section 4.09 before that date, but limited to an amount that would reduce the Class A Invested Amount to zero.
     Class A Monthly Interest: Has the meaning specified in Section 4.02(a).
     Class A Note: Any one of the Series 2007-2 Floating Rate Asset Backed Notes, Class A executed by the Issuing Entity and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

     Class A Note Basis Swap: The Class A Note Basis Swap, dated as of the date hereof, between the Issuing Entity and the Basis Swap Counterparty, including all schedules, credit support annexes and confirmations related thereto.
     Class A Note Initial Principal Balance: $1,000,000,000.
     Class A Note Interest Rate: With respect to any Interest Period, LIBOR for such Interest Period plus 0.65%.
     Class A Note Principal Balance: As of any date, the Class A Note Initial Principal Balance, minus the aggregate amount of any principal payments made to the Class A Noteholders before such date.
     Class A Noteholder: The Person in whose name a Class A Note is registered in the Note Register.
     Class B Invested Amount: As of any date, an amount equal to (a) the Class B Note Principal Balance as of such date, minus (b) the excess, if any, of (i) the cumulative amount of Reallocated Principal Collections allocable to the Class B Notes immediately before such date over (ii) the cumulative amount of reimbursements thereof pursuant to Section 4.09 before that date, but limited to an amount that would reduce the Class B Invested Amount to zero, minus (c) the excess, if any, of (i) the cumulative amount of Investor Charge-Offs allocable to the Class B Notes immediately before such date over (ii) the cumulative amounts of reimbursements thereof pursuant to Section 4.09 before that date, but limited to an amount that would reduce the Class B Invested Amount to zero.
     Class B Monthly Interest: Has the meaning specified in Section 4.02(b).
     Class B Note: Any one of the Series 2007-2 Floating Rate Asset Backed Notes, Class B executed by the Issuing Entity and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.
     Class B Note Basis Swap: The Class B Note Basis Swap, dated as of the date hereof, between the Issuing Entity and the Basis Swap Counterparty, including all schedules, credit support annexes and confirmations related thereto.
     Class B Note Initial Principal Balance: $92,100,000.
     Class B Note Interest Rate: With respect to any Interest Period, LIBOR for such Interest Period plus 1.45%.
     Class B Note Principal Balance: As of any date, the Class B Note Initial Principal Balance, minus the aggregate amount of any principal payments made to the Class B Noteholders before such date.

     Class B Noteholder: The Person in whose name a Class B Note is registered in the Note Register.
     Class C Invested Amount: As of any date, an amount equal to (a) the Class C Note Principal Balance as of such date, minus (b) the excess, if any, of (i) the cumulative amount of Reallocated Principal Collections allocable to the Class C Notes immediately before such date over (ii) the cumulative amount of reimbursements thereof pursuant to Section 4.09 before that date, but limited to an amount that would reduce the Class C Invested Amount to zero, minus (c) the excess, if any, of (i) the cumulative amount of Investor Charge-Offs allocable to the Class C Notes immediately before such date over (ii) the cumulative amounts of reimbursements thereof pursuant to Section 4.09 before that date, but limited to an amount that would reduce the Class C Invested Amount to zero.
     Class C Monthly Interest: Has the meaning specified in Section 4.02(c).
     Class C Note: Any one of the Series 2007-2 Floating Rate Asset Backed Notes, Class C executed by the Issuing Entity and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.
     Class C Note Basis Swap: The Class C Note Basis Swap, dated as of the date hereof, between the Issuing Entity and the Basis Swap Counterparty, including all schedules, credit support annexes and confirmations related thereto.
     Class C Note Initial Principal Balance: $39,500,000.
     Class C Note Interest Rate: With respect to any Interest Period, LIBOR for such Interest Period plus 2.00%.
     Class C Note Principal Balance: As of any date, the Class C Note Initial Principal Balance, minus the aggregate amount of any principal payments made to the Class C Noteholders before such date.
     Class C Noteholder: The Person in whose name a Class C Note is registered in the Note Register.
     Class D Invested Amount: As of any date, an amount equal to (a) the Class D Note Principal Balance as of such date, minus (b) the excess, if any, of (i) the cumulative amount of Reallocated Principal Collections allocable to the Class D Notes immediately before such date over (ii) the cumulative amount of reimbursements thereof pursuant to Section 4.09 before that date, but limited to an amount that would reduce the Class D Invested Amount to zero, minus (c) the excess, if any, of (i) the cumulative amount of Investor Charge-Offs allocable to the Class D Notes immediately before such date over (ii) the cumulative amounts of reimbursements thereof pursuant to Section 4.09 before that date, but limited to an amount that would reduce the Class D Invested Amount to zero.

     Class D Monthly Interest: Has the meaning specified in Section 4.02(d).
     Class D Note: Any one of the Series 2007-2 Floating Rate Asset Backed Notes, Class D executed by the Issuing Entity and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.
     Class D Note Initial Principal Balance: $13,200,000.
     Class D Note Interest Rate: With respect to any Interest Period, LIBOR for such Interest Period plus 3.55%.
     Class D Note Principal Balance: As of any date, the Class D Note Initial Principal Balance, minus the aggregate amount of any principal payments made to the Class D Noteholders before such date.
     Class D Noteholder: The Person in whose name a Class D Note is registered in the Note Register.
     Class E Note: Any one of the Series 2007-2 Notes executed by the Issuing Entity and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.
     Class E Invested Amount: As of any date, an amount equal to (a) the Class E Note Principal Balance as of such date, minus (b) the excess, if any, of (i) the cumulative amount of Reallocated Principal Collections allocable to the Class E Notes immediately before such date over (ii) the cumulative amount of reimbursements thereof pursuant to Section 4.09 before that date, but limited to an amount that would reduce the Class E Invested Amount to zero, minus (c) the excess, if any, of (i) the cumulative amount of Investor Charge-Offs allocable to the Class E Notes immediately before such date over (ii) the cumulative amounts of reimbursements thereof pursuant to Section 4.09 before that date, but limited to an amount that would reduce the Class E Invested Amount to zero.
     Class E Monthly Interest: Has the meaning specified in Section 4.02(e).
     Class E Note: Any one of the Series 2007-2 Floating Rate Asset Backed Notes, Class E executed by the Issuing Entity and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.
     Class E Note Initial Principal Balance: $171,000,000.
     Class E Note Interest Rate: With respect to any Interest Period, LIBOR for such Interest Period plus 4.00%.
     Class E Note Principal Balance: As of any date, the Class E Note Initial Principal Balance, minus the aggregate amount of any principal payments made to the Class E Noteholders before such date; provided, however, that notwithstanding any other provision hereof, the Depositor, at any time and from time to time, may (A) allocate a portion of the Nonoverconcentration Certificate Amount to, and increase, the Class E Note Principal Balance, provided that such allocation shall not cause the Nonoverconcentration Pool Balance (determined without giving effect to the provisos in the definitions of Maximum Dealer Exposure Percentage and Maximum Used Vehicle Percentage) to be less than the Required Nonoverconcentration Pool Balance or cause the Nonoverconcentration Certificate Interest to be less than the Required Nonoverconcentration Certificate Interest or (B) decrease the Class E Note Principal Balance upon satisfaction of the Rating Agency Condition and obtaining written consent of all of the Class E Noteholders.
     Class E Noteholder: The Person in whose name a Class E Note is registered in the Note Register.
     Closing Date: October 16, 2007.
     Contingent Basis Swap: Each basis swap agreement, including the schedule and confirmation related thereto, between GMAC and the Issuing Entity, as executed and delivered on the Closing Date, as the same may become effective as provided in the Triparty Agreement or be amended, supplemented, renewed, extended or replaced from time to time.
     Controlled Accumulation Amount: The result of (a) the Note Principal Balance as of the last day of the Revolving Period (less the amount, if any, already on deposit in the Note Distribution Account to pay principal of the Series 2007-2 Notes) as of the close of business on the last day of the Revolving Period divided by (b) the number of months in the Controlled Accumulation Period.
     Controlled Accumulation Period: Unless an Early Amortization Event has occurred prior thereto, the period beginning on the first day of the April 2010 Collection Period or such later date as is determined in accordance with Section 4.04(h) and ending on the earlier to occur of (a) the close of business on the day immediately preceding the commencement of the Early Amortization Period and (b) the end of the Collection Period immediately preceding the Distribution Date on which the Note Principal Balance shall be paid in full.
     Controlled Deposit Amount: For any Collection Period with respect to the Controlled Accumulation Period, an amount equal to the sum of (a) the Controlled Accumulation Amount for such Collection Period and (b) any Deficit Controlled Accumulation Amount for the immediately preceding Collection Period.
     Covered Amount: As of any Distribution Date on which the Servicer calculates the Accumulation Period Reserve Draw Amount pursuant to Section 4.13(c), an amount equal to the product of (a)(i) the actual number of days in the related Collection Period divided by (ii) 360, times (b) the product of (i) the amounts on deposit in the Note Distribution Account being accumulated to pay the principal on the Series 2007-2 Notes as of the immediately preceding Distribution Date (excluding amounts relating to investment earnings and after giving effect to any deposit or withdrawals therein on such preceding Distribution Date), times (ii) LIBOR for the related Interest Period plus 0.79%.
     Deficit Controlled Accumulation Amount: (a) for the Collection Period immediately preceding the Controlled Accumulation Period, zero, and (b) for any Collection Period in the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such Collection Period over the amount deposited into the Note Distribution Account with respect to such Collection Period.
     Determination Date: The tenth day of each calendar month, or if such tenth day is not a Business Day, the next succeeding Business Day.
     Distribution Date: November 15, 2007, and the 15th day of each calendar month thereafter, or if such 15th day is not a Business Day, the next succeeding Business Day.
     Early Amortization Period: The period beginning on the first day on which an Early Amortization Event with respect to Series 2007-2 occurs and ending on the earlier to occur of (a) the end of the Collection Period immediately preceding the Distribution Date on which the Note Principal Balance shall be paid in full and (b) the Series 2007-2 Legal Maturity Date.
     Excess Interest Collections: With respect to Series 2007-2, the meaning specified in Section 4.07.
     Fixed Investor Percentage: With respect to any date, the percentage equivalent (not to exceed 100%) of a fraction (a) the numerator of which is the Net Invested Amount as of such date or, if the Revolving Period is no longer in effect, as of the close of business on the last day of the Revolving Period and (b) the denominator of which is the greater of (i) the Adjusted Nonoverconcentration Pool Balance as of the close of business on the last day of the immediately preceding Collection Period and (ii) the sum of the numerators used to calculate the applicable fixed investor percentages for allocating Nonoverconcentration Principal Collections to all outstanding Series (including Series 2007-2) with respect to such date.
     Floating Investor Percentage: With respect to any Collection Period, the percentage equivalent (not to exceed 100%) of a fraction (a) the numerator of which is the Average Net Invested Amount for that Collection Period and (b) the denominator of which is the greater of (i) the average of the Adjusted Nonoverconcentration Pool Balance for each day during such Collection Period and (ii) the sum of the numerators used to calculate the applicable floating investor percentages for allocating Nonoverconcentration Interest Collections to all outstanding Series (including Series 2007-2) with respect to such Collection Period.
     Indenture: The Indenture, dated as of June 20, 2007, between the Issuing Entity and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

     Indenture Supplement: This Series 2007-2 Indenture Supplement, as the same may be amended, supplemented or otherwise modified from time to time.
     Initial Invested Amount: With respect to the Series 2007-2 Notes, the Initial Note Principal Balance.
     Initial Note Principal Balance: The sum of (a) the Class A Note Initial Principal Balance, plus (b) the Class B Note Initial Principal Balance, plus (c) the Class C Note Initial Principal Balance, plus (d) the Class D Note Initial Principal Balance, plus (e) the Class E Note Initial Principal Balance.
     Insolvency Event of Default: With respect to the Series 2007-2, any Event of Default specified in Sections 6.02(e) or (f).
     Interest Collections Shortfall: Has, with respect to Series 2007-2, the meaning specified in Section 4.07.
     Interest Period: With respect to any Distribution Date, the period from and including the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date.
     Invested Amount: The sum of the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount, the Class D Invested Amount and the Class E Invested Amount.
     Investor Charge-Offs: Has the meaning specified in Section 4.05.
     Investor Defaulted Amount: With respect to any Distribution Date, the amount of the Nonoverconcentration Defaulted Amount for the related Collection Period allocated to the Series 2007-2 pursuant to Section 4.01(d).
     Investor Defaulted Percentage: With respect to any Collection Period, the Floating Investor Percentage.
     Investor Interest Collections: With respect to any Distribution Date, the amount of Nonoverconcentration Interest Collections for the related Collection Period (and, in the case of the initial Distribution Date, the prior Collection Period) allocated to the Series 2007-2 pursuant to Section 4.01(b).
     Investor Interest Percentage: With respect to any Collection Period, the Floating Investor Percentage.
     Investor Principal Collections: With respect to any date, the amount of the Nonoverconcentration Principal Collections for that date allocated to the Series 2007-2 pursuant to Section 4.01(c).

     Investor Principal Percentage: For any date, the Fixed Investor Percentage.
     LIBOR: With respect to any Interest Period, the London interbank offered rate for one-month United States dollar deposits determined by the Indenture Trustee for such Interest Period pursuant to Section 4.12.
     LIBOR Determination Date: With respect to any Interest Period, the second London Business Day before the commencement of such Interest Period.
     London Business Day: Any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed for business.
     Monthly Interest: With respect to any Distribution Date, the sum of (a) the Class A Monthly Interest for such Distribution Date, plus (b) the Class B Monthly Interest for such Distribution Date, plus (c) the Class C Monthly Interest for such Distribution Date, plus (d) the Class D Monthly Interest for such Distribution Date, plus (e) the Class E Monthly Interest for such Distribution Date.
     Monthly Nonoverconcentration Defaulted Amount: With respect to any Collection Period, the aggregate of Nonoverconcentration Defaulted Amounts for each day in that Collection Period.
     Monthly Payment Rate: For any Collection Period, the percentage equivalent of a fraction (a) the numerator of which is the Principal Collections for such Collection Period with respect to Principal Receivables arising under the Scheduled Accounts and (b) the denominator of which is the average daily aggregate principal balance of all Principal Receivables arising under the Scheduled Accounts during such Collection Period.
     Monthly Principal Amount: With respect to any Collection Period, the amount required to be deposited into the Note Distribution Account with respect to that Collection Period in respect of the Series 2007-2 Notes as determined pursuant to Section 4.03.
     Monthly Servicing Fee: With respect to any Distribution Date, an amount equal to one-twelfth of the product of (a) the Servicing Fee Rate, (b) the Floating Investor Percentage for the related Collection Period and (c) the Nonoverconcentration Pool Balance as of the close of business on the last day of the immediately preceding Collection Period; provided, however, that with respect to the first Distribution Date, the Monthly Servicing Fee shall equal the product of (a) 37/360 of the Servicing Fee Rate, (b) the Floating Investor Percentage for the related Collection Period and (c) the Nonoverconcentration Pool Balance as of the Series Cut-Off Date.
     Net Invested Amount: With respect to the Series 2007-2 Notes as of any date of determination, the excess of (a) the Invested Amount as of such date, over (b) the Note Distribution Account Amount on such date.
     Note Distribution Account: Has the meaning specified in Section 4.10(a).

     Note Distribution Account Amount: On any date, an amount equal to the sum of (a) the amount on deposit in the Note Distribution Account (excluding amounts related to investment earnings) on that date and (b) the aggregate amount of outstanding Permitted Delayed Remittances with respect to the Note Distribution Account.
     Note Principal Balance: As of any date of determination, the sum of (a) the Class A Note Principal Balance on such date, plus (b) the Class B Note Principal Balance on such date, plus (c) the Class C Note Principal Balance on such date, plus (d) the Class D Note Principal Balance on such date, plus (e) the Class E Note Principal Balance on such date.
     Principal Sharing Group One: Series 2007-2 and each other Series specified in the related Indenture Supplements to be included in Principal Sharing Group One.
     Principal Shortfall: With respect to Series 2007-2, the meaning specified in Section 4.08.
     Rating Agency: Each of Standard & Poor’s, Moody’s and Fitch.
     Rating Agency Condition: The condition that each of the Rating Agencies with respect to the Notes shall have notified the Depositor, the Servicer and the Issuing Entity in writing that such action shall not result in a downgrade, suspension or withdrawal of the then current rating of the Notes, and, if Fitch is a Rating Agency, it shall be sufficient that Fitch shall have been given ten Business Days prior notice thereof.
     Reallocated Principal Collections: With respect to any Distribution Date, the amounts applied in accordance with Section 4.06 in an amount not to exceed:
     (a) with respect to the Class A Notes, the sum of the Class A Invested Amount, the Class B Invested Amount, Class C Invested Amount, Class D Invested Amount and Class E Invested Amount for that Distribution Date (in each case after giving effect to any change in that amount on that date);
     (b) with respect to the Class B Notes, the sum of the Class B Invested Amount, the Class C Invested Amount, the Class D Invested Amount and the Class E Invested Amount (after giving effect to any change in that amount on that date);
     (c) with respect to the Class C Notes, the sum of the Class C Invested Amount, the Class D Invested Amount and the Class E Invested Amount (after giving effect to any change in that amount on that date); and
     (d) with respect to the Class D Notes, the sum of the Class D Invested Amount and the Class E Invested Amount (after giving effect to any change in that amount on that date).
     Reassignment Amount: With respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (a) the

Note Principal Balance on such Distribution Date, plus (b) the Monthly Interest for such Distribution Date, together with any Monthly Interest previously due but not paid to the Series 2007-2 Noteholders on prior Distribution Dates.
     Required Accumulation Factor Number: A fraction, rounded upwards to the nearest whole number, the numerator of which is one and the denominator of which is equal to the lowest Monthly Payment Rate on the Accounts, expressed as a decimal, for the 12 months preceding the date of such calculation; provided, however, that this definition may be changed at any time upon receipt by the Indenture Trustee of an Officer’s Certificate from the Servicer that such change shall not have an Adverse Effect.
     Required Pool Percentage: 102%, except that the Depositor may reduce this percentage so long as the Rating Agency Condition is satisfied with respect to the Series 2007-2 Notes, but without the consent of any Noteholder or any other Person.
     Reserve Fund: Has the meaning specified in Section 4.11(a).
     Reserve Fund Available Amount: With respect to any Distribution Date, the lesser of (a) the amount on deposit in the Reserve Fund on such date (excluding any net investment earnings on amounts on deposit therein and before giving effect to any (i) deposit made or to be made therein pursuant to Section 4.04(a) on such date or (ii) any withdrawal made or to be made therefrom pursuant to Section 4.04(b)(ii) on such date) and (b) the Reserve Fund Required Amount for such Distribution Date.
     Reserve Fund Deposit Amount: With respect to any Distribution Date, the excess, if any, of (a) the Reserve Fund Required Amount for such Distribution Date, over (b) the Reserve Fund Available Amount for such Distribution Date.
     Reserve Fund Initial Amount: $19,740,000.
     Reserve Fund Required Amount: With respect to any Distribution Date, an amount equal to the product of 1.50% times the Invested Amount on such Distribution Date (after giving effect to any changes therein on such Distribution Date); provided, however, that the Reserve Fund Required Amount for the Closing Date is the Reserve Fund Initial Amount; and so long as the Rating Agency Condition is satisfied with respect to the Series 2007-2 Notes, the Depositor may increase or decrease the Reserve Fund Required Amount; and provided, further, that (i) if on any Distribution Date, the average Monthly Payment Rate for the three preceding months is below 25.00% but greater than or equal to 22.50%, then on the next Distribution Date, the Reserve Fund Required Amount shall be equal to the product of 2.25% times the Invested Amount on such next Distribution Date (after giving effect to any changes therein on such next Distribution Date) and (ii) if on any Distribution Date, the average Monthly Payment Rate for the three preceding months is below 22.50%, then on the next Distribution Date, the Reserve Fund Required Amount shall be equal to the product of 3.50% times the Invested Amount on such next Distribution Date (after giving effect to any changes therein on such next Distribution

Date). Notwithstanding the foregoing, the percentage for calculation of the Reserve Fund Required Amount shall be reduced to either 1.50% or 2.25%, as the case may be, if on any Distribution Date the average Monthly Payment Rates for the three preceding Collection Periods and the average Monthly Payment Rates for the three Collection Periods preceding each of the two prior Distribution Dates was greater than or equal to 25.00% or 22.50%, respectively.
     Reserve Fund Trigger Amount: As of any date, an amount equal to the product of 1.50% times the Invested Amount on such date (after giving effect to any changes therein on such date); provided, however, that if the Reserve Fund Required Amount has been increased solely as a result of the decrease in the Monthly Payment Rate, then with respect to that Distribution Date and each Distribution Date thereafter until the amount in the Reserve Fund equals the Reserve Fund Required Amount, the Reserve Fund Trigger Amount shall be $0.
     Reuters Screen LIBOR01 Page: The display page currently so designated on the Reuters Screen LIBOR 01 Page (or such other page as may replace such page in that service for the purpose of displaying comparable rates or prices).
     Revolving Period: The period beginning on the Closing Date and ending on the earlier of the close of business on the day immediately preceding the date on which the Controlled Accumulation Period or the Early Amortization Period commences.
     Series 2007-2:The Series of Notes, the Principal Terms of which are specified in this Indenture Supplement.
     Series 2007-2 Early Amortization Event: Has the meaning specified in Section 6.01.
     Series 2007-2 Enhancement Agreements: the Triparty Agreement, any Basis Swaps and the Swap Counterparty Rights Agreement.
     Series 2007-2 Excess Funding Amount: As of any date of determination, the product of (a) the amount on deposit in the Excess Funding Account (excluding amounts relating to investment earnings) on such date, times (b) a fraction (i) the numerator of which is the Net Invested Amount as of such date and (ii) the denominator of which is the sum of the net invested amounts of each outstanding Nonoverconcentration Series (including Series 2007-2) being allocated a portion of the funds on deposit in the Excess Funding Account.
     Series 2007-2 Event of Default: Has the meaning specified in Section 6.02.
     Series 2007-2 Expected Maturity Date: The October 2010 Distribution Date.
     Series 2007-2 Insolvency Event of Default: The Series 2007-2 Events of Default set forth in clauses (e) or (f) of Section 6.02.
     Series 2007-2 Issuing Entity Insolvency Event of Default: The Series 2007-2 Event of Default set forth in clause (f) of Section 6.02.

     Series 2007-2 Legal Maturity Date: The October 2012 Distribution Date.
     Series 2007-2 Note: A Class A Note, a Class B Note, a Class C Note, a Class D Note or a Class E Note.
     Series 2007-2 Noteholder: A Class A Noteholder, a Class B Noteholder, a Class C Noteholder, a Class D Noteholder or a Class E Noteholder.
     Series 2007-2 Noteholders’ Collateral: The Noteholders’ Collateral for the Series 2007-2.
     Series Accounts: With respect to Series 2007-2, the Note Distribution Account, the Reserve Fund and the Accumulation Period Reserve Account.
     Series Collateral: Has the meaning specified in the granting clauses of this Indenture Supplement.
     Series Cut-Off Date: The close of business on September 24, 2007.
     Series Required Certificate Amount: On any date, the product of (a) the excess, if any, of (i) the Required Pool Percentage over (ii) 100% and (b) the Net Invested Amount on that date.
     Servicing Fee Rate: 1% per annum or such lesser percentage as may be specified by the Servicer in an Officer’s Certificate delivered to the Indenture Trustee stating that, in the reasonable belief of the Servicer, such change in percentage shall not result in an Adverse Effect.
     Shared Principal Collections: With respect to Series 2007-2, has the meaning specified in Section 4.08.
     Swap Counterparty Rights Agreement: The Swap Counterparty Rights Agreement, dated as of the Closing Date, by and among the initial Basis Swap Counterparty, the Issuing Entity, GMAC, the Depositor, the Indenture Trustee and the Owner Trustee, as amended and supplemented from time to time.
     Triparty Agreement: The Triparty Contingent Assignment Agreement, dated as of the Closing Date, among the Issuing Entity, GMAC and the initial Basis Swap Counterparty, as amended and supplemented from time to time.
     SECTION 2.02. Other Definitional Provisions.
     (a) Certain capitalized terms used in this Indenture Supplement shall have the respective meanings assigned to them in Part I of the Appendix A to the Trust Sale and Servicing Agreement.
     (b) All references herein to “this Indenture Supplement” are to this Indenture Supplement as it may be amended, supplemented or modified from time to time, and all references herein to Articles, Sections, subsections and exhibits are to Articles, Sections, subsections and exhibits of this Indenture Supplement unless otherwise specified.
     (c) All terms defined in this Indenture Supplement shall have the defined meanings when used in any certificate, notice, Note or other document made or delivered pursuant hereto unless otherwise defined therein.
     (d) The rules of construction set forth in Part II of Appendix A to the Trust Sale and Servicing Agreement shall be applicable to this Indenture Supplement.
ARTICLE III
SERVICING FEE
     SECTION 3.01. Servicing Compensation.
     The share of the Servicing Fee allocable to the Series 2007-2 Noteholders with respect to any Distribution Date is equal to the Monthly Servicing Fee. The portion of the Servicing Fee that is not allocable to the Series 2007-2 Noteholders shall be paid by the holders of the Certificate Interest or the Noteholders of other Series (as provided in the related Indenture Supplements) and in no event shall the Issuing Entity, the Indenture Trustee or the Series 2007-2 Noteholders be liable for the share of the Servicing Fee to be paid by the holders of the Certificate Interest or the Noteholders of any other Series.
ARTICLE IV
RIGHTS OF SERIES 2007-2 NOTEHOLDERS
AND ALLOCATION AND APPLICATION OF COLLECTIONS
     SECTION 4.01. Collections and Allocations.
     (a) Allocations to Series 2007-2. As provided in Section 8.4(a) of the Indenture, Nonoverconcentration Interest Collections, Nonoverconcentration Principal Collections and Nonoverconcentration Defaulted Amounts shall be allocated to Series 2007-2 and then applied in accordance with this Article IV. No Overconcentration Interest Collections, Overconcentration Principal Collections or Overconcentration Defaulted Amounts shall be allocated to the Series 2007-2.
     (b) On each Determination Date beginning on the Determination Date in October 2007, the Servicer shall allocate to the Series 2007-2 an amount of Nonoverconcentration Interest Collections for the related Collection Period equal to the product of (i) the Investor Interest Percentage for the related Collection Period; provided, however, that for purposes of calculating the Investor Interest Percentage for this Section 4.01(b), the Series 2007-2 Notes shall be deemed to have been outstanding since September 24, 2007), and (ii) the Nonoverconcentration Interest Collections for such Collection Period.

     (c) On each Business Day beginning on the Closing Date, the Servicer shall allocate to the Series 2007-2 an amount of Nonoverconcentration Principal Collections for that date equal to the product of (i) the Investor Principal Percentage for that date and (ii) the Nonoverconcentration Principal Collections for such that date.
     (d) On each Determination Date beginning on the Determination Date in November 2007, the Servicer shall allocate to the Series 2007-2 an amount of the Nonoverconcentration Defaulted Amount equal to the product of (i) the Investor Defaulted Percentage for the related Collection Period and (ii) the Monthly Nonoverconcentration Defaulted Amount for the related Collection Period.
     SECTION 4.02. Determination of Monthly Interest.
     (a) The amount of monthly interest due with respect to the Class A Notes for any Distribution Date and the related Interest Period (the “Class A Monthly Interest”) shall be calculated by the Servicer and shall be an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (ii) the Class A Note Interest Rate in effect with respect to the related Interest Period, times (iii) the Average Class A Note Principal Balance for the related Interest Period.
     (b) The amount of monthly interest due with respect to the Class B Notes for any Distribution Date and the related Interest Period (the “Class B Monthly Interest”) shall be calculated by the Servicer and shall be an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (ii) the Class B Note Interest Rate in effect with respect to the related Interest Period, times (iii) the Average Class B Note Principal Balance for the related Interest Period.
     (c) The amount of monthly interest due with respect to the Class C Notes for any Distribution Date and the related Interest Period (the “Class C Monthly Interest”) shall be calculated by the Servicer and shall be an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (ii) the Class C Note Interest Rate in effect with respect to the related Interest Period, times (iii) the Average Class C Note Principal Balance for the related Interest Period.
     (d) The amount of monthly interest due with respect to the Class D Notes for any Distribution Date and the related Interest Period (the “Class D Monthly Interest”) shall be calculated by the Servicer and shall be an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (ii) the Class D Note Interest Rate in effect with respect to the related Interest Period, times (iii) the Average Class D Note Principal Balance for the related Interest Period.

     (e) The amount of monthly interest due with respect to the Class E Notes for any Distribution Date and the related Interest Period (the “Class E Monthly Interest”) shall be calculated by the Servicer and shall be an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (ii) the Class E Note Interest Rate in effect with respect to the related Interest Period, times (iii) the Average Class E Note Principal Balance for the related Interest Period.
     SECTION 4.03. Determination of Monthly Principal Amount.
     The amount of monthly principal to be deposited into the Note Distribution Account with respect to any Collection Period in the Controlled Accumulation Period or, if earlier, any Collection Period or portion thereof in the Early Amortization Period (the “Monthly Principal Amount”), shall be equal to the least of (a) the sum of (i) the Available Investor Principal Collections, (ii) Additional Available Investor Principal Collections and (iii) any Series 2007-2 Excess Funding Amount with respect to such period, (b) for each Collection Period with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for such Collection Period, and (c) the Net Invested Amount (after taking into account any adjustments to be made on the related Distribution Date pursuant to Sections 4.05 and 4.06).
     SECTION 4.04. Application of Available Funds on Deposit in Collection Account and Other Sources.
     (a) On each Distribution Date, the Servicer shall apply, or direct the Indenture Trustee to apply by written instruction to the Indenture Trustee, Available Investor Interest Collections with respect to such Distribution Date on deposit in the Collection Account to make the following distributions or deposits in the following priority:
     (i) an amount equal to the Monthly Servicing Fee for such Distribution Date, together with any Monthly Servicing Fees previously due but not paid to the Servicer on prior Distribution Dates, shall be distributed to the Servicer (unless such amount has been netted against deposits into the Collection Account in accordance with Section 8.4 of the Indenture);
     (ii) an amount equal to the net payment (other than termination payments), if any, due from the Issuing Entity under the Class A Note Basis Swap, shall be paid to the related Basis Swap Counterparty;
     (iii) an amount equal to the sum of (1) the Class A Monthly Interest for such Distribution Date, together with any Class A Monthly Interest previously due but not paid to the Class A Noteholders on prior Distribution Dates, and (2) any basis swap termination payments due from the Issuing Entity by reason of a default by the Issuing Entity under the Class A Note Basis Swap (including as a result of Events of Default where the Issuing Entity is the Defaulting Party and Termination Events where the

Issuing Entity is the sole Affected Party), shall be allocated ratably between such Class A Monthly Interest and any such termination payments due in proportion to their respective amounts, and that portion allocated to such Class A Monthly Interest shall be deposited into the Note Distribution Account for payment to the Class A Noteholders, and that portion allocated to such termination payments shall be paid to the related Basis Swap Counterparty;
     (iv) an amount equal to the net payment (other than termination payments), if any, due from the Issuing Entity under the Class B Note Basis Swap, shall be paid to the related Basis Swap Counterparty;
     (v) an amount equal to the sum of (1) the Class B Monthly Interest for such Distribution Date, together with any Class B Monthly Interest previously due but not paid to the Class B Noteholders on prior Distribution Dates, and (2) any basis swap termination payments due from the Issuing Entity by reason of a default by the Issuing Entity under the Class B Note Basis Swap (including as a result of Events of Default where the Issuing Entity is the Defaulting Party and Termination Events where the Issuing Entity is the sole Affected Party), shall be allocated ratably between such Class B Monthly Interest and any such termination payments due in proportion to their respective amounts, and that portion allocated to such Class B Monthly Interest shall be deposited into the Note Distribution Account for payment to the Class B Noteholders, and that portion allocated to such termination payments shall be paid to the related Basis Swap Counterparty;
     (vi) an amount equal to the net payment (other than termination payments), if any, due from the Issuing Entity under the Class C Note Basis Swap, shall be paid to the related Basis Swap Counterparty;
     (vii) an amount equal to the sum of (1) the Class C Monthly Interest for such Distribution Date, together with any Class C Monthly Interest previously due but not paid to the Class C Noteholders on prior Distribution Dates, and (2) any basis swap termination payments due from the Issuing Entity by reason of a default by the Issuing Entity under the Class C Note Basis Swap (including as a result of Events of Default where the Issuing Entity is the Defaulting Party and Termination Events where the Issuing Entity is the sole Affected Party), shall be allocated ratably between such Class C Monthly Interest and any such termination payments due in proportion to their respective amounts, and that portion allocated to such Class C Monthly Interest shall be deposited into the Note Distribution Account for payment to the Class C Noteholders, and that portion allocated to such termination payments shall be paid to the related Basis Swap Counterparty;
     (viii) an amount equal to the Class D Monthly Interest for such Distribution Date, together with any Class D Monthly Interest previously due but not paid to the Class

D Noteholders on prior Distribution Dates, shall be deposited into the Note Distribution Account for payment to the Class D Noteholders;
     (ix) an amount equal to the Investor Defaulted Amount for such Distribution Date shall be treated as Additional Available Investor Principal Collections for such Distribution Date;
     (x) an amount equal to the sum of Investor Charge-Offs that have not been previously reimbursed shall be treated as Additional Available Investor Principal Collections for such Distribution Date;
     (xi) an amount equal to the sum of Reallocated Principal Collections that have not been previously reimbursed shall be treated as Additional Available Investor Principal Collections for such Distribution Date;
     (xii) an amount equal to the Reserve Fund Deposit Amount for such Distribution Date shall be deposited into the Reserve Fund;
     (xiii) beginning on the Accumulation Period Reserve Account Funding Date, an amount equal to the Accumulation Period Reserve Account Deposit Amount for such Distribution Date shall be deposited into the Accumulation Period Reserve Account;
     (xiv) in the following priority, (A) an amount equal to any basis swap termination amounts to be paid to the related Basis Swap Counterparty on the Class A Note Basis Swap due to a default by such Basis Swap Counterparty, (B) an amount equal to any basis swap termination amounts to be paid to the related Basis Swap Counterparty on the Class B Note Basis Swap due to a default by such Basis Swap Counterparty, and (C) an amount equal to any basis swap termination amounts to be paid to the related Basis Swap Counterparty on the Class C Note Basis Swap due to a default by such Basis Swap Counterparty;
     (xv) an amount equal to the Class E Monthly Interest for such Distribution Date, together with any Class E Monthly Interest previously due but not paid to the Class E Noteholders on prior Distribution Dates, shall be deposited into the Note Distribution Account for payment to the Class E Noteholders;
     (xvi) an amount required to repay the Servicer for all outstanding Servicer Advances shall be distributed to the Servicer (unless such amount has been netted against deposits into the Collection Account in accordance with Section 8.4 of the Indenture);
     (xvii) an amount equal to the Interest Collections Shortfalls for other outstanding Series in Excess Interest Sharing Group One shall be treated as Excess Interest Collections available from Series 2007-2 and applied to cover the Interest Collections Shortfalls for other outstanding Series in Excess Interest Sharing Group One; and

     (xviii) all remaining Available Investor Interest Collections for such Distribution Date shall be distributed to the Owner Trustee for distribution to the holders of the Certificate Interest in accordance with the Trust Agreement (unless such amount has been netted against deposits into the Collection Account in accordance with Section 8.4 of the Indenture), but only to the extent that such balance is not otherwise required to be deposited into the Excess Funding Account or the Cash Collateral Account pursuant to Section 8.3 of the Indenture.
     (b) If Available Investor Interest Collections with respect to any Distribution Date are insufficient to distribute or deposit the full amounts required under Section 4.04(a), the Servicer shall apply, or direct the Indenture Trustee to apply by written instructions to the Indenture Trustee, on such Distribution Date available funds from the following sources in the following order to make up any such shortfalls to the extent provided below:
     (i) from Excess Interest Collections available from other outstanding Series in Excess Interest Sharing Group One, but only to cover shortfalls in the distributions and deposits required under clauses (i) through (xvi) of Section 4.04(a) in that order;
     (ii) from the Reserve Fund Available Amount, but only to cover shortfalls in the distributions and deposits required under clauses (i) through (xi) of Section 4.04(a) in that order;
     (iii) from the Reallocated Principal Collections for such Distribution Date, but only to cover shortfalls in the distributions required under clauses (i) through (viii) of Section 4.04(a); and
     (iv) from the Servicer to the extent that the Servicer, in its sole discretion, decides to make a Servicer Advance, but only to cover shortfalls in the distributions and deposits required under clauses (i) through (xv) of Section 4.04(a) in that order, and only to the extent that the Servicer expects to recover such Servicer Advances from Excess Interest Collections, as described in Section 4.07 on subsequent Distribution Dates.
     (c) On each Business Day with respect to the Revolving Period, the Servicer shall apply, or direct the Indenture Trustee to apply by written instruction to the Indenture Trustee, Available Investor Principal Collections for such date as Shared Principal Collections with respect to Principal Sharing Group One and applied in accordance with Section 4.08 hereof and Section 8.5(c) of the Indenture.
     (d) On each Business Day with respect to the Controlled Accumulation Period, the Servicer shall apply, or direct the Indenture Trustee to apply by written instruction to the Indenture Trustee, Available Investor Principal Collections for such date to make the following distributions or deposits in the following priority:

     (i) first, an amount equal to the excess, if any, of (A) the Monthly Principal Amount for the related Collection Period over (B) the amount previously deposited during that Collection Period for the payment of principal to the Noteholders shall be deposited into the Note Distribution Account for payment of principal to the Noteholders; and
     (ii) second, any remaining amounts shall be treated as Shared Principal Collections with respect to Principal Sharing Group One and applied in accordance with Section 4.08 hereof and Section 8.5(c) of the Indenture.
     (e) On each Business Day with respect to the Early Amortization Period, the Servicer shall apply, or direct the Indenture Trustee to apply by written instruction to the Indenture Trustee, Available Investor Principal Collections for such date to make the following distributions or deposits in the following priority:
     (i) first, the amount necessary to reduce the Note Principal Balance to zero, but not more than the Invested Amount, shall be deposited into the Note Distribution Account for payment of principal to the Noteholders in accordance with Section 5.02(b); and
     (ii) second, any remaining amounts shall be treated as Shared Principal Collections with respect to Principal Sharing Group One and applied in accordance with Section 4.08 hereof and Section 8.5(c) of the Indenture.
     (f) On each Distribution Date, the Indenture Trustee, acting in accordance with instructions from the Servicer, shall apply Additional Available Investor Principal Collections, if any, (i) first, to make the deposits and distributions required to be made during the related Collection Period pursuant to Sections 4.04(c), (d) and (e) that have not otherwise been made as of such Distribution Date, (ii) second, to make the applications of Additional Available Investor Principal Collection required pursuant to Section 4.06, and (iii) third, any remaining Additional Available Investor Principal Collections shall be treated as Available Investor Principal Collections for such date.
     (g) On the first Business Day of the Controlled Accumulation Period and the Early Amortization Period, the Indenture Trustee, acting in accordance with written instructions from the Servicer, shall withdraw from the Excess Funding Account and apply in accordance with Sections 4.04(d) or (e), as applicable, an amount equal to the lesser of (i) the Series 2007-2 Excess Funding Amount for such date and (ii) the amount required to be deposited or distributed on that date pursuant to the applicable section that was not previously deposited or distributed on that date.
     (h) The Controlled Accumulation Period is scheduled to commence on the first day of the April 2010 Collection Period; provided, however, that, if the Accumulation Period Length (determined as described below) is less than six Collection Periods, the date on which the

Controlled Accumulation Period actually commences shall be delayed to the first day of the Collection Period that is the number of whole Collection Periods before the Series 2007-2 Expected Maturity Date at least equal to the Accumulation Period Length and, as a result, the number of Collection Periods in the Controlled Accumulation Period shall at least equal the Accumulation Period Length. On or before each Determination Date beginning with the Determination Date in the March 2010 Collection Period and ending when the Controlled Accumulation Period begins, the Servicer shall determine the “Accumulation Period Length,” which shall equal the number of whole Collection Periods such that the sum of the Accumulation Period Factors for each Collection Period during such period shall be equal to or greater than the Required Accumulation Factor Number; provided, however, that the Accumulation Period Length shall not be determined to be less than one Collection Period.
     (i) All distributions that are made by the Indenture Trustee to the Owner Trustee for distribution to the holders of the Certificate Interest pursuant to this Indenture Supplement shall be made in accordance with such written remittance instructions as may be provided to the Indenture Trustee by the Depositor from time to time.
     (j) Notwithstanding any other provision of this Indenture Supplement or the Indenture, if any amount is required to be deposited into any Series Account or other account pursuant to this Indenture Supplement and all or part of the amount of such deposit is to be deposited into another account or otherwise distributed on that date, such amount may be deposited directly into the applicable subsequent account or distributed directly to the applicable recipient without first being deposited into the initial Series Account or account.
     SECTION 4.05. Investor Charge-Offs.
     (a) On each Determination Date, the Servicer shall calculate the Investor Defaulted Amount, if any, for the related Distribution Date. If the Investor Defaulted Amount for any Distribution Date exceeds the sum of:
     (i) the Available Investor Interest Collections for such Distribution Date applied to fund such Investor Defaulted Amount pursuant to Section 4.04(a)(ix);
     (ii) the Excess Interest Collections available from other outstanding Series in Excess Interest Sharing Group One for such Distribution Date applied to fund such Investor Defaulted Amount pursuant to Section 4.04(a)(ix) in accordance with Section 4.04(b)(i); and
     (iii) the Reserve Fund Available Amount for such Distribution Date applied to fund such Investor Defaulted Amount pursuant to Section 4.04(a)(ix) in accordance with Section 4.04(b)(ii);
     then, an “Investor Charge-Off” shall exist for such Distribution Date and shall reduce the Invested Amount.

     (b) The reduction in the Invested Amount for such Distribution Date due to such Investor Charge-Off shall be allocated as follows:
     (i) the Class E Invested Amount shall be reduced by the amount of such reduction until the Class E Invested Amount is reduced to zero; then
     (ii) the Class D Invested Amount shall be reduced by any remaining amount until the Class D Invested Amount is reduced to zero; then
     (iii) the Class C Invested Amount shall be reduced by any remaining amount until the Class C Invested Amount is reduced to zero; then
     (iv) the Class B Invested Amount shall be reduced by any remaining amount until the Class B Invested Amount is reduced to zero; and then
     (v) the Class A Invested Amount shall be reduced by any remaining amount until the Class A Invested Amount is reduced to zero.
     SECTION 4.06. Reallocated Principal Collections.
     On each Distribution Date, the Servicer shall apply, or direct the Indenture Trustee by written instruction to the Indenture Trustee to apply from, in the following order of priority, (i) first, Additional Available Investor Principal Collections for that Distribution Date available in accordance with Section 4.04(f), (ii) second, Investor Principal Collections for that date, and (iii) third, amounts on deposit in the Note Distribution Account for the payment of principal (first for the Class E Notes, then for the Class D Notes, then for the Class C Notes, then for the Class B Notes and then for the Class A Notes) as Reallocated Principal Collections, but not in excess of the amounts specified in the definition thereof, in accordance with Section 4.04(b)(iii). If, on any Distribution Date, Reallocated Principal Collections for such Distribution Date are so applied, then, the Invested Amount shall be reduced by the amount of such application and, if such amounts are from withdrawals from the Note Distribution Account, those amounts shall be deemed not to have been allocated or deposited into the Note Distribution Account for purposes of this Indenture Supplement. The reduction in the Invested Amount for such Distribution Date due to such Reallocated Principal Collections shall be allocated as follows:
     (a) the Class E Invested Amount shall be reduced by the amount of such reduction until the Class E Invested Amount is reduced to zero; then
     (b) the Class D Invested Amount shall be reduced by any remaining amount until the Class D Invested Amount is reduced to zero; then
     (c) the Class C Invested Amount shall be reduced by any remaining amount until the Class C Invested Amount is reduced to zero; then

     (d) the Class B Invested Amount shall be reduced by any remaining amount until the Class B Invested Amount is reduced to zero; and then
     (e) the Class A Invested Amount shall be reduced by any remaining amount until the Class A Invested Amount is reduced to zero.
     SECTION 4.07. Excess Interest Collections.
     Subject to Section 8.05(b) of the Indenture, Excess Interest Collections with respect to the Excess Interest Sharing Series in Excess Interest Sharing Group One for any Distribution Date shall be allocated to Series 2007-2 in an amount equal to the product of (i) the aggregate amount of Excess Interest Collections with respect to all the Excess Interest Sharing Series in Excess Interest Sharing Group One for such Distribution Date and (ii) a fraction, the numerator of which is the Interest Collections Shortfall for Series 2007-2 for such Distribution Date and the denominator of which is the aggregate amount of Interest Collections Shortfalls for all the Excess Interest Sharing Series in Excess Interest Sharing Group One for such Distribution Date. The “Interest Collections Shortfall” for Series 2007-2 for any Distribution Date shall equal the excess, if any, of (a) the full amount required to be paid, without duplication, pursuant to clauses (i) through (xvi) of Section 4.04(a) on such Distribution Date, over (b) the Available Investor Interest Collections for such Distribution Date. The “Excess Interest Collections” with respect to Series 2007-2 for any Distribution Date shall equal the excess, if any, of (a) the Available Investor Interest Collections for such Distribution Date over (b) the full amount required to be distributed, without duplication, pursuant to clauses (i) through (xvi) of Section 4.04(a) on such Distribution Date.
     SECTION 4.08. Shared Principal Collections.
     Subject to Section 8.5(c) of the Indenture, the aggregate amount of Shared Principal Collections with respect to the Principal Sharing Series in Principal Sharing Group One for any date shall be allocated to Series 2007-2 in an amount equal to the product of (i) the aggregate amount of Shared Principal Collections, times (ii) a fraction, the numerator of which is the Principal Shortfall for Series 2007-2 for such date and the denominator of which is the aggregate amount of Principal Shortfalls for all the Principal Sharing Series in Principal Sharing Group One for such date. The “Principal Shortfall” for Series 2007-2 shall equal (a) for any date in the Revolving Period, zero, (b) for any date in the Controlled Accumulation Period, the amount to be deposited or distributed pursuant to Sections 4.04(d) over the amount previously deposited or distributed pursuant to that subsection, and (c) for any date in the Early Amortization Period, the amount to be deposited or distributed pursuant to Section 4.04(e) over the amount previously deposited or distributed pursuant to that subsection. The “Shared Principal Collections” with respect to Series 2007-2 for any date shall equal the excess, if any, of (a) the Available Investor Principal Collections for such date (without giving effect to clause (ii) of the definition thereof) over (b) the full amount required to be deposited or distributed, without duplication, pursuant to Sections 4.04(c), (d) or (e) on such date.

     SECTION 4.09. Reinstatement of Invested Amount.
     (a) The Invested Amount shall be reinstated on any Distribution Date by the amount of any Available Investor Interest Collections that are applied pursuant to Section 4.04(a)(ix), (x) and (xi). This amount shall be applied as follows:
     (i) if the Class A Invested Amount has been reduced pursuant to Sections 4.05 or 4.06, to the Class A Invested Amount until it equals the Class A Note Principal Balance minus the amount on deposit in the Note Distribution Account (excluding amounts relating to investment earnings) allocated to it; then
     (ii) if the Class B Invested Amount has been reduced pursuant to Sections 4.05 or 4.06, to the Class B Invested Amount until it equals the Class B Note Principal Balance minus the amount on deposit in the Note Distribution Account (excluding amounts relating to investment earnings) allocated to it; then
     (iii) if the Class C Invested Amount has been reduced pursuant to Sections 4.05 or 4.06, to the Class C Invested Amount until it equals the Class C Note Principal Balance minus the amount on deposit in the Note Distribution Account (excluding amounts relating to investment earnings) allocated to it; then
     (iv) if the Class D Invested Amount has been reduced pursuant to Sections 4.05 or 4.06, to the Class D Invested Amount until it equals the Class D Note Principal Balance minus the amount on deposit in the Note Distribution Account (excluding amounts relating to investment earnings) allocated to it; and then
     (v) if the Class E Invested Amount has been reduced pursuant to Sections 4.05 or 4.06, to the Class E Invested Amount until it equals the Class E Note Principal Balance minus the amount on deposit in the Note Distribution Account (excluding amounts relating to investment earnings) allocated to it.
     SECTION 4.10. Note Distribution Account.
     (a) The Servicer, for the benefit of the Noteholders, shall establish and maintain with the Indenture Trustee in the name of the Indenture Trustee, on behalf of the Issuing Entity, an Eligible Deposit Account (including any subaccounts thereof) bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Noteholders (the “Note Distribution Account”). The Indenture Trustee shall possess all right, title and interest in all Eligible Investments and all monies, cash, instruments, securities, securities entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to the Note Distribution Account and in all interest, proceeds, earnings, income, revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount) for the benefit of the Noteholders. Except as expressly provided in this Indenture Supplement and the Trust Sale and Servicing Agreement,

the Servicer agrees that it has no right of setoff or banker’s lien against, and no right to otherwise deduct from, any funds and other property held in the Note Distribution Account for any amount owed to it by the Indenture Trustee, the Issuing Entity, any Noteholder or any Series Enhancer. The Indenture Trustee, at the written direction of the Servicer, shall make deposits and withdrawals from the Note Distribution Account from time to time, in the amounts and for the purposes set forth in this Indenture Supplement.
     (b) Funds on deposit in the Note Distribution Account shall, at the written direction of the Servicer, be invested by the Indenture Trustee (including the Securities Intermediary) in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Indenture Trustee or its nominee for the benefit of the Noteholders. The Indenture Trustee shall cause each Eligible Investment to be delivered to it (including a securities intermediary) and shall be credited to the Note Distribution Account. Funds on deposit in the Note Distribution Account shall be invested in Eligible Investments. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Note Distribution Account shall be treated as Available Investor Interest Collections with respect to the related Collection Period. The Indenture Trustee shall bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 4.10(b) nor for the selection of Eligible Investments in accordance with the provisions of this Indenture Supplement, the Indenture or the Trust Sale and Servicing Agreement.
     SECTION 4.11. Reserve Fund.
     (a) The Servicer, for the benefit of the Series 2007-2 Noteholders, shall establish and maintain with the Indenture Trustee or its nominee in the name of the Indenture Trustee, on behalf of the Issuing Entity, an Eligible Deposit Account (including any subaccounts thereof) bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Series 2007-2 Noteholders (the “Reserve Fund”). The Indenture Trustee shall possess all right, title and interest in all Eligible Investments and all monies, cash, instruments, securities, securities entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to the Reserve Fund and in all interest, proceeds, earnings, income, revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount) for the benefit of the Series 2007-2 Noteholders. Except as expressly provided in this Indenture Supplement and the Trust Sale and Servicing Agreement, the Servicer agrees that it has no right of setoff or banker’s lien against, and no right to otherwise deduct from, any funds and other property held in the Reserve Fund for any amount owed to it by the Indenture Trustee, the Issuing Entity, any Noteholder or any Series Enhancer. The Indenture Trustee, at the written direction of the Servicer, shall make deposits to and withdrawals from the Reserve Fund from time to time in the amounts and for the purposes set forth in this Indenture Supplement.
     (b) Funds on deposit in the Reserve Fund shall, at the written direction of the Servicer, be invested by the Indenture Trustee or its nominee (including the Securities Intermediary) in Eligible Investments. All such Eligible Investments shall be held by the

Indenture Trustee or its nominee for the benefit of the Series 2007-2 Noteholders. The Indenture Trustee shall cause each Eligible Investment to be delivered to it or its nominee (including a securities intermediary) and shall be credited to the Reserve Fund. Funds on deposit in the Reserve Fund shall be invested in Eligible Investments. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Reserve Fund shall be treated as Available Investor Interest Collections for such Distribution Date. The Indenture Trustee shall bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 4.11(b) nor for the selection of Eligible Investments in accordance with the provisions of this Indenture Supplement, the Indenture or the Trust Sale and Servicing Agreement.
     (c) The Reserve Fund shall be funded by the Depositor on the Closing Date in the amount of the Reserve Fund Initial Amount, and shall be increased and decreased thereafter as described herein.
     (d) If on any Distribution Date, after giving effect to all withdrawals from and deposits to the Reserve Fund, the amount on deposit in the Reserve Fund (excluding amounts relating to investment earnings) exceeds the Reserve Fund Required Amount then in effect, the Indenture Trustee shall, at the written direction of the Servicer, distribute such excess to the Owner Trustee for distribution to the holders of the Certificate Interest in accordance with the Trust Agreement.
     (e) Upon the earlier to occur of the date on which the Series 2007-2 Notes are paid in full and the Series Legal Maturity Date, any funds remaining in the Reserve Fund, after giving effect to any deposits and withdrawals made therefrom on such date, shall be treated as Additional Available Investor Principal Collections. The Reserve Fund shall thereafter be deemed to have terminated for purposes of this Indenture Supplement.
     SECTION 4.12. Determination of LIBOR.
     (a) On each LIBOR Determination Date, the Indenture Trustee shall determine LIBOR on the basis of the rate for deposits in United States dollars for a one-month period which appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on such date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Depositor), the rate shall be the One Month Reference Bank Rate. The “One Month Reference Bank Rate” shall be determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks (which shall be four major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Depositor) as of 11:00 a.m., London time, on the applicable LIBOR Determination Date to prime banks in the London interbank market for a period of one month commencing on such preceding Distribution Date in amounts approximately equal to the principal balance of the Notes. The Indenture Trustee shall request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate shall be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on any such date fewer than two quotations are provided as requested, the rate shall be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York, selected by the Indenture Trustee after consultation with the Depositor, as of 11:00 a.m., New York time, on such date to leading European banks for U.S. dollar deposits for a period of one month commencing on such applicable date in amounts approximately equal to the then outstanding principal balance of the Notes. If no such quotation can be obtained, the rate shall be LIBOR for the prior Distribution Date.
     (b) On each LIBOR Determination Date, the Indenture Trustee shall send to the Servicer, the Issuing Entity and the Administrator by facsimile or email transmission, notification of LIBOR for the following Interest Period.
     (c) The Servicer shall provide on the Monthly Statement the Class A Note Interest Rate, the Class B Note Interest Rate, the Class C Note Interest Rate, the Class D Note Interest Rate and the Class E Note Interest Rate applicable to each Distribution Date.
     (d) Other than the determination of LIBOR as provided for herein, all other determinations and calculations provided for in this Indenture Supplement shall be made by the Servicer.
     SECTION 4.13. Accumulation Period Reserve Account.
     (a) The Servicer, for the benefit of the Noteholders, shall establish and maintain with the Indenture Trustee or its nominee in the name of the Indenture Trustee, on behalf of the Issuing Entity, an Eligible Deposit Account (including any subaccounts thereof) bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Noteholders (the “Accumulation Period Reserve Account”). The Indenture Trustee shall possess all right, title and interest in all Eligible Investments and all monies, cash, instruments, securities, securities entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to the Accumulation Period Reserve Account and in all interest, proceeds, earnings, income, revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount) for the benefit of the Noteholders. Except as expressly provided in this Indenture Supplement and the Trust Sale and Servicing Agreement, the Servicer agrees that it has no right of setoff or banker’s lien against, and no right to otherwise deduct from, any funds and other property held in the Accumulation Period Reserve Account for any amount owed to it by the Indenture Trustee, the Issuing Entity, any Noteholder or any Series Enhancer. The Indenture Trustee, at the direction of the Servicer, shall make deposits and withdrawals from the Accumulation Period Reserve Account from time to time, in the amounts and for the purposes set forth in this Indenture Supplement.

     (b) Funds on deposit in the Accumulation Period Reserve Account shall, at the written direction of the Servicer, be invested by the Indenture Trustee (including the Securities Intermediary) in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Indenture Trustee or its nominee for the benefit of the Noteholders. The Indenture Trustee shall cause each Eligible Investment to be delivered to it (including a securities intermediary) and shall be credited to the Accumulation Period Reserve Account. Funds on deposit in the Accumulation Period Reserve Account shall be invested in Eligible Investments. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Accumulation Period Reserve Account shall be treated as Available Investor Interest Collections with respect to the related Collection Period. The Indenture Trustee shall bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 4.13(b) nor for the selection of Eligible Investments in accordance with the provisions of this Indenture Supplement, the Indenture or the Trust Sale and Servicing Agreement.
     (c) On or before each Distribution Date with respect to the Controlled Accumulation Period and on or before the first Distribution Date with respect to the Early Amortization Period beginning after the commencement of the Controlled Accumulation Period, the Servicer shall calculate the Accumulation Period Reserve Draw Amount; provided, however, that such amount shall be reduced to the extent that funds otherwise would be available for deposit into the Accumulation Period Reserve Account pursuant to Sections 4.04(a)(xiii) and Section 4.04(b)(i) on such Distribution Date. If for any Distribution Date, the Accumulation Period Reserve Draw Amount is greater than zero, the Accumulation Period Reserve Draw Amount, up to the Available Accumulation Period Reserve Account Amount, shall be withdrawn from the Accumulation Period Reserve Account on such Distribution Date by the Indenture Trustee (acting in accordance with the written instructions of the Servicer) and deposited into the Collection Account for application as Available Investor Interest Collections.
     (d) If on any Distribution Date, after giving effect to all withdrawals from and deposits to the Accumulation Period Reserve Account, the amount on deposit in the Accumulation Period Reserve Account exceeds the Accumulation Period Reserve Account Required Amount then in effect, the Indenture Trustee shall, at the written direction of the Servicer, distribute such excess to the Owner Trustee for distribution to the holders of the Certificate Interest in accordance with the Trust Agreement.
     (e) Upon the earliest to occur of (i) the payment in full of the Series 2007-2 Notes, (ii) the first Distribution Date relating to the Early Amortization Period and (iii) the Legal Maturity Date, any funds remaining in the Accumulation Period Reserve Account, after withdrawal of funds therefrom on such date in accordance with Section 4.13(c), shall be treated as Available Investor Interest Collections. The Accumulation Period Reserve Account shall thereafter be deemed to have terminated for purposes of this Indenture Supplement.

     SECTION 4.14. Transfer Restrictions.
     (a) The Class E Notes (or interests therein) may not be acquired by or for the account of (i) a Benefit Plan or (ii) an employee benefit plan or plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code (including foreign or governmental plans) if such acquisition would result in a non-exempt prohibited transaction under, or a violation of, any applicable law that is substantially similar to ERISA or Section 4975 of the Code. By accepting and holding a Class E Note (or interest therein), the Holder thereof and any related Note Owner shall each be deemed to have represented and warranted that it is not, nor is it acquiring the Note for the account of either, (i) a Benefit Plan other than an insurance company general account (as defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60) whose underlying assets include less than 25% “plan assets” and for which the purchase and holding of the Class E Notes is eligible for and satisfied all conditions for relief under PTCE 95-60 or (ii) an employee benefit plan or plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code (including foreign or governmental plans) if such acquisition would result in a non-exempt prohibited transaction under, or a violation of, any applicable law that is substantially similar to ERISA or Section 4975 of the Code. The Class D Notes and the Class E Note are also subject to the minimum denomination specified in Section 1.01(e). The Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes (or interests therein) may not be acquired by or for the account of a Benefit Plan or any other plan that is subject to any law that is substantially similar to ERISA or Section 4975 of the Code if such acquisition and holding would give rise to a non-exempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code, or a violation of any substantially similar applicable law.
     (b) The Class D Notes and the Class E Note will not be registered under the Securities Act or the securities or blue sky laws of any other jurisdiction. Consequently, the Class D Notes and the Class E Note are not transferable other than pursuant to an exemption from the registration requirements of the Securities Act and satisfaction of certain other provisions specified herein. No sale, pledge or other transfer of the Class D Notes or the Class E Note (or interest therein) may be made by any Person unless either (i) such sale, pledge or other transfer is made to the Depositor, (ii) so long as the Class D Notes or the Class E Note are eligible for resale pursuant to Rule 144A under the Securities Act, such sale, pledge or other transfer is made to a person whom the transferor reasonably believes after due inquiry is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act (a “Qualified Institutional Buyer”) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Qualified Institutional Buyers) to whom notice is given that the sale, pledge or transfer is being made in reliance on Rule 144A under the Securities Act, or (iii) such sale, pledge or other transfer is otherwise made in a transaction exempt from the registration requirements of the Securities Act, in which case (A) the Indenture Trustee shall require that both the prospective transferor and the prospective transferee certify to the Indenture Trustee and the Depositor in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Indenture Trustee and the Depositor, and (B) the Indenture Trustee shall require a written opinion of counsel (which will not be at the expense of the Depositor or the Indenture Trustee) satisfactory to the Depositor and the Indenture Trustee to the effect that such transfer will not violate the Securities Act. Neither the Depositor nor the Indenture Trustee shall be obligated to register the Class D Notes or the Class E Note under the Securities Act, qualify the Class D Notes or the Class E Note under the securities laws of any state or provide registration rights to any purchaser or holder thereof.
     (c) Transfer of a Class E Note may only be made to a Person who is a United States Person (within the meaning of Section 7701(a)(30) of the Internal Revenue Code). Any Person other than the Depositor acquiring a Class E Note or an interest therein shall be deemed to have made the representations set forth in Section 2.14 of the Indenture.
     (d) No sale, pledge or other transfer may be made to any one person of a Class E Note with a face amount of less than the amount determined in accordance with Section 1.01(e) hereof (in order to prevent the Trust from being treated as a “publicly traded partnership” under Section 7704 of the Code, and, in the case of any Person acting on behalf of one or more third parties (other than a bank (as defined in Section 3(a)(2) of the Securities Act) acting in its fiduciary capacity), for a Class E Note with a face amount of less than such amount for each such third party. Any attempted transfer in contravention of the immediately preceding restriction will be void ab initio and the purported transferor will continue to be treated as the owner of the Class E Notes for all purposes. No Class E Note may be transferred unless the transferor provides to the Indenture Trustee an opinion of independent counsel that the transfer will not cause the Trust to be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.
ARTICLE V
DELIVERY OF SERIES 2007-2 NOTES;
DISTRIBUTIONS; REPORTS TO SERIES 2007-2 NOTEHOLDERS
     SECTION 5.01. Delivery and Payment for Series 2007-2 Notes.
     The Indenture Trustee shall authenticate the Series 2007-2 Notes in accordance with Section 2.2 of the Indenture. The Indenture Trustee shall deliver the Series 2007-2 Notes to the Issuing Entity when so authenticated.
     SECTION 5.02. Distributions.
     (a) On each Distribution Date, based solely on the information contained in the Monthly Statement, the Indenture Trustee shall distribute to each Class A Noteholder, Class B Noteholder, Class C Noteholder, Class D Noteholder and Class E Noteholder of record on the related Record Date (other than as provided in Section 11.2 of the Indenture) such Class A Noteholder’s, Class B Noteholder’s, Class C Noteholder’s, Class D Noteholder’s and Class E Noteholder’s, respectively, pro rata share of the amounts allocated and available in the Note Distribution Account on such Distribution Date to pay interest on the Class A Notes, the Class B

Notes, the Class C Notes, the Class D Notes and the Class E Notes, respectively, pursuant to this Indenture Supplement.
     (b) On the Series 2007-2 Expected Maturity Date and on each Distribution Date with respect to the Early Amortization Period, based solely on the information contained in the Monthly Statement, from the amounts allocated during the related or any prior Collection Period or, with respect to Additional Available Investor Principal Collections, on such or any prior Distribution Date and available in the Note Distribution Account on such Distribution Date to pay principal of the Series 2007-2 Notes pursuant to this Indenture Supplement, the Indenture Trustee shall distribute:
     (i) first, pro rata to each Class A Noteholder of record on the related Record Date (other than as provided in Section 11.2 of the Indenture), principal of the Class A Notes until the Class A Notes have been paid in full,
     (ii) second, pro rata to each Class B Noteholder of record on the related Record Date (other than as provided in Section 11.2 of the Indenture), principal of the Class B Notes until the Class B Notes have been paid in full, provided, however, that in no event shall any amount be paid as principal with respect to the Class B Notes unless the Class A Principal Balance is zero,
     (iii) third, pro rata to each Class C Noteholder of record on the related Record Date (other than as provided in Section 11.2 of the Indenture), principal of the Class C Notes until the Class C Notes have been paid in full, provided, however, that in no event shall any amount be paid as principal with respect to the Class C Notes unless the Class A Principal Balance and the Class B Principal Balance are zero,
     (iv) fourth, pro rata to each Class D Noteholder of record on the related Record Date (other than as provided in Section 11.2 of the Indenture), principal of the Class D Notes until the Class D Notes have been paid in full, provided, however, that in no event shall any amount be paid as principal with respect to the Class D Notes unless the Class A Principal Balance, the Class B Principal Balance and the Class C Principal Balance are zero, and
     (v) fifth, pro rata to each Class E Noteholder of record on the related Record Date (other than as provided in Section 11.2 of the Indenture), principal of the Class E Notes until the Class E Notes have been paid in full, provided, however, that in no event shall any amount be paid as principal with respect to the Class E Notes unless the Class A Principal Balance, the Class B Principal Balance, the Class C Principal Balance and the Class D Principal Balance are zero.
     (c) The distributions to be made pursuant to this Section are subject to the provisions of Sections 2.5 of the Trust Sale and Servicing Agreement, Section 11.2 of the Indenture and Section 7.01 of this Indenture Supplement.

     (d) Except as provided in Section 11.2 of the Indenture with respect to a final distribution, distributions to Series 2007-2 Noteholders hereunder shall be made by (i) wire transfer (to the account specified by the applicable Noteholder) or check mailed first class, postage prepaid to each Series 2007-2 Noteholder (at such Noteholder’s address as it appears in the Note Register), except that with respect to any Series 2007-2 Notes registered in the name of the nominee of a Clearing Agency, such distribution shall be made in immediately available funds and (ii) without presentation or surrender of any Series 2007-2 Note or the making of any notation thereon.
     (e) The amount of all distributions and deposits that are required to be made by the Indenture Trustee on each Distribution Date pursuant to this Section 5.02 shall be set forth in written instructions (which may be in the form of the Monthly Statement) provided by the Servicer to the Indenture Trustee no later than the second Business Day prior to the related Distribution Date.
     (f) The Indenture Trustee shall have no duty to make any deposits or distributions or any other payments under this Indenture Supplement unless and until it has sufficient cash to make such payments and it has received written instructions from the Servicer as to such deposits, distributions and payments.
     SECTION 5.03. Reports and Statements to Series 2007-2 Noteholders.
     (a) On each Distribution Date, the Indenture Trustee shall mail or deliver to each Series 2007-2 Noteholder a statement substantially in the form of Exhibit B prepared by the Servicer.
     (b) No later than the second Business Day preceding each Distribution Date, the Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency a statement substantially in the form of Exhibit B prepared by the Servicer; provided that the Servicer may amend the form of Exhibit B from time to time.
     (c) A copy of each statement or certificate provided pursuant to Section 5.03(a) or (b) may be obtained by any Series 2007-2 Noteholder by a request in writing to the Servicer.
     (d) Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of this Indenture Supplement, the Indenture Trustee and the Administrator shall furnish (or cause to be furnished), to each Person who at any time during such calendar year shall have been a holder of record of Notes, and received any payment thereon, a statement containing such information as may be required by the Code and applicable Treasury Regulations to enable such Noteholder to prepare its federal income tax returns.

ARTICLE VI
SERIES 2007-2 EARLY AMORTIZATION EVENTS AND SERIES 2007-2 EVENTS OF DEFAULT
     SECTION 6.01. Series 2007-2 Early Amortization Events.
     If any one of the following events occurs with respect to the Series 2007-2 Notes:
     (a) failure on the part of the Depositor, the Servicer or the Seller, as applicable, to duly observe or perform in any material respect any other covenants or agreements of the Depositor, the Servicer or the Seller, as the case may be, set forth in the Trust Sale and Servicing Agreement or the Pooling and Servicing Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given by the Indenture Trustee or the Owner Trustee to the Depositor, provided, however, that no Early Amortization Event shall be deemed to occur if the Receivables affected by such failure are repurchased by the Depositor or the Servicer or GMAC (if GMAC is not the Servicer), as applicable, in accordance with the Basic Documents;
     (b) any representation or warranty made by the Seller in the Pooling and Servicing Agreement or the Depositor in the Trust Sale and Servicing Agreement or any information contained on the Schedule of Accounts, (i) shall prove to have been incorrect in any material respect when made or when delivered, and shall continue to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Depositor by the Indenture Trustee or the Owner Trustee and (ii) as a result of such incorrectness the interests of the Noteholders are materially and adversely affected, provided, however, that no Early Amortization Event shall be deemed to occur if the Receivables relating to such representation or warranty are repurchased by the Seller or the Depositor, as applicable, in accordance with the Basic Documents;
     (c) failure on the part of the Depositor, the Servicer or the Seller, as applicable, to pay (or set aside for payment) all amounts required to be paid as principal on any Notes on the Series 2007-2 Expected Maturity Date;
     (d) on any Distribution Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 20.0%;
     (e) on any three consecutive Distribution Dates, the amount on deposit in the Reserve Fund is less than the Reserve Fund Required Amount;
     (f) on any Distribution Date, the Reserve Fund Required Amount for such Distribution Date exceeds the amount on deposit in the Reserve Fund by more than the Reserve Fund Trigger Amount;
     (g) a notice setting forth one or more Events of Default under this Indenture Supplement and declaring the unpaid principal amount of Outstanding Notes (together with accrued and unpaid interest thereon) immediately due and payable has been given pursuant to Section 5.2(a) of the Indenture;
     (h) an Insolvency Event with respect to the Depositor or the Servicer (or GMAC, if it is not the Servicer);
     (i) on any Distribution Date, the amount on deposit in the Excess Funding Account exceed 30.0% of the sum of the Net Invested Amounts of all outstanding Series (including Series 2007-2), being determined as the average over the six Collection Periods immediately preceding the Distribution Date, or, if shorter, the period from the initial issuance date through and including the last day of the immediately preceding Collection Period);
     (j) the Issuing Entity or the Depositor is required to register under the Investment Company Act;
     (k) (i)(1)General Motors files a petition, or (2) a person other than General Motors files a petition that remains undismissed after 90 days, or (3) a court enters an order for relief against General Motors, in each case, under Chapter 7 of the U.S. Bankruptcy Code or a similar provision of state or federal law that would result in the liquidation of General Motors; or (ii) General Motors ceases to operate as an automobile manufacturer or undertakes to sell or liquidate all or substantially all of its automobile manufacturing assets or business (or files a motion or other pleading requesting approval of any such actions), in either case, after a petition has been filed under Chapter 11 of the U.S. Bankruptcy Code or a similar provision of state or federal law;
     (l) a Basis Swap related to the Series 2007-2 Notes is terminated, revoked, withdrawn, rescinded or found by a court of competent jurisdiction to be unenforceable for any reason other than (i) in connection with the issuance of additional Series 2007-2 Notes and the replacement of such Basis Swap in connection therewith; (ii) the payment in full or defeasance of such series of Notes; or (iii) the replacement of the Basis Swap Counterparty pursuant to the terms of such Basis Swap;
     (m) a failure by the Depositor to transfer to the Issuing Entity Receivables arising in connection with Additional Accounts within 15 Business Days after the date on which the Depositor is required to convey such Receivables pursuant to Section 2.7(a) of the Trust Sale and Servicing Agreement; or
     (n) (i) on the first Distribution Date related to the Controlled Accumulation Period, the amount on deposit in the Accumulation Period Reserve Account is less than the Accumulation Period Reserve Account Required Amount or (ii) on any subsequent Distribution Date related to the Controlled Accumulation Period, the amount on deposit in the Accumulation Period Reserve Account is less than an amount equal to 0.25% of the Initial Note Principal Balance;

     then, in the case of any event described in the clauses (c) through (n) above, immediately, and in the case of any event described in clauses (a) or (b) above, after any applicable grace period, either the Indenture Trustee or the Holders of at least a majority of the Outstanding Amount of Series 2007-2 Notes by notice then given in writing to the Depositor and the Servicer (and to the Indenture Trustee if given by the Series 2007-2 Noteholders) may declare that an Early Amortization Event with respect to the Series 2007-2 Notes (a “Series 2007-2 Early Amortization Event”) has occurred as of the date of such notice, and, in the case of any event described in clauses (c) through (n) above, a Series 2007-2 Early Amortization Event, shall occur without any notice or other action on the part of the Indenture Trustee or the Series 2007-2 Noteholders immediately upon the occurrence of the event.
     SECTION 6.02. Series 2007-2 Events of Default.
     For the purposes of this Indenture Supplement, “Event of Default” wherever used herein, means any one of the following events:
     (a) failure to pay any interest on any Note (other than the Class E Note) as and when the same becomes due and payable, and such default shall continue unremedied for a period of thirty-five (35) days; or
     (b) except as set forth in Section 6.02(c) below, failure to pay any instalment of the principal of any Note as and when the same becomes due and payable, and such default continues unremedied for a period of thirty (30) days after there shall have been given, by registered or certified mail, written notice thereof to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the Holders of not less than 25% of the Outstanding Amount of such Notes, a written notice specifying such default and demanding that it be remedied and stating that such notice is a “Notice of Default” hereunder; or
     (c) failure to pay in full the Outstanding Amount attributable to the Notes on or prior to the Series 2007-2 Legal Maturity Date for such Notes;
     (d) default in the observance or performance in any material respect of any covenant or agreement of the Issuing Entity made in the Indenture or this Indenture Supplement in respect of the Notes (other than a covenant or agreement in respect of the Notes a default in the observance or performance which is specifically dealt with elsewhere in this Section 6.02), which failure materially and adversely affects the rights of the Noteholders, and such default shall continue or not be cured for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuing Entity and the Depositor (or the Servicer, as applicable) by the Indenture Trustee or to the Issuing Entity and the Depositor (or the Servicer, as applicable) and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Notes, a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

     (e) the filing of an order for relief by a court having jurisdiction in the premises in respect of the Issuing Entity or any substantial part of the Trust Estate in an involuntary case under the Bankruptcy Code, and such order shall have continued undischarged or unstayed for a period of 90 days; or the filing of a decree or order by a court having jurisdiction in the premises approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of the Issuing Entity under any other Insolvency Law, and such decree or order shall have continued undischarged or unstayed for a period of 90 days; or the filing of a decree or order of a court having jurisdiction in the premises appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuing Entity’s affairs, and such decree or order shall have continued undischarged and unstayed for a period of 90 consecutive days; or
     (f) the commencement by the Issuing Entity of a voluntary case under the Bankruptcy Code; or the filing of a petition or answer or consent by the Issuing Entity seeking reorganization, arrangement, adjustment or composition under any other Insolvency Law, or consent to the filing of any such petition, answer or consent; or the consent by the Issuing Entity to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the Trust Estate, or the making by the Issuing Entity of an assignment for the benefit of creditors, or the admission in writing of its inability to pay its debts generally as such debts become due.
     The Issuing Entity shall deliver to the Indenture Trustee within five Business Days after learning of the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under Section 6.02(d), its status and what action the Issuing Entity is taking or proposes to take with respect thereto.
ARTICLE VII
REDEMPTION OF SERIES 2007-2 NOTES; SERIES LEGAL MATURITY; FINAL DISTRIBUTIONS
     SECTION 7.01. Optional Redemption of Series 2007-2 Notes.
     (a) On any day occurring on or after the date on which the Note Principal Balance is reduced to 10% or less of the Initial Note Principal Balance, the Servicer shall have the option to purchase the Series 2007-2 Noteholders’ Collateral and thereby cause a redemption of the Series 2007-2 Notes, at a purchase price equal to (i) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (ii) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date following such day.
     (b) Upon any such election, the Servicer shall give the Depositor, the Indenture Trustee, the Issuing Entity and, if applicable, other holders of the Certificate Interest at least 30 days prior written notice of the date on which the Servicer intends to exercise such optional redemption as well as the Reassignment Amount and the Indenture Trustee shall provide notice to Holders of the Series 2007-2 Notes that it has received such notice from the Servicer. No later than 11:00 a.m. (New York City time) on such day the Servicer shall deposit the Reassignment Amount into the Collection Account in immediately available funds. Such redemption option is subject to payment in full of the Reassignment Amount. Following such deposit into the Collection Amount in accordance with the foregoing, the Invested Amount of the Series 2007-2 Notes shall be deemed reduced to zero and the Series 2007-2 Noteholders shall be deemed to have no further interest in the Receivables. The Reassignment Amount shall be distributed as set forth in Section 7.02.
     SECTION 7.02. Series Legal Maturity.
     (a) The amount to be paid by the Depositor with respect to Series 2007-2 in connection with a reassignment of the Noteholders’ Collateral pursuant to Section 2.5 of the Trust Sale and Servicing Agreement shall be the Reassignment Amount for the first Distribution Date following the Collection Period in which the reassignment obligation arises under the Trust Sale and Servicing Agreement. With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section 2.5 of the Trust Sale and Servicing Agreement or pursuant to Section 7.01 of this Indenture Supplement or the proceeds from any Foreclosure Remedy pursuant to Section 5.4 of the Indenture, the Indenture Trustee shall, in accordance with the written direction of the Servicer, no later than 11:00 a.m. (New York City time) on the related Distribution Date, make deposits or distributions of the following amounts (in the priority set forth below and, in each case after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds:
     (i) (A) the Class A Note Principal Balance on such Distribution Date shall be distributed to the Indenture Trustee for payment to the Class A Noteholders and (B) an amount equal to the sum of (1) the Class A Monthly Interest for such Distribution Date and (2) any Class A Monthly Interest previously due but not paid to the Class A Noteholders on prior Distribution Dates, shall be distributed to the Indenture Trustee for payment to the Class A Noteholders on such Distribution Date;
     (ii) (A) the Class B Note Principal Balance on such Distribution Date shall be distributed to the Indenture Trustee for payment to the Class B Noteholders and (B) an amount equal to the sum of (1) the Class B Monthly Interest for such Distribution Date and (2) any Class B Monthly Interest previously due but not paid to the Class B Noteholders on prior Distribution Dates, shall be distributed to the Indenture Trustee for payment to the Class B Noteholders on such Distribution Date;
     (iii) (A) the Class C Note Principal Balance on such Distribution Date shall be distributed to the Indenture Trustee for payment to the Class C Noteholders and (B) an amount equal to the sum of (1) the Class C Monthly Interest for such Distribution Date and (2) any Class C Monthly Interest previously due but not paid to the Class C

Noteholders on prior Distribution Dates, shall be distributed to the Indenture Trustee for payment to the Class C Noteholders on such Distribution Date;
     (iv) (A) the Class D Note Principal Balance on such Distribution Date shall be distributed to the Indenture Trustee for payment to the Class D Noteholders and (B) an amount equal to the sum of (1) the Class D Monthly Interest for such Distribution Date and (2) any Class D Monthly Interest previously due but not paid to the Class D Noteholders on prior Distribution Dates, shall be distributed to the Indenture Trustee for payment to the Class D Noteholders on such Distribution Date; and
     (v) (A) the Class E Note Principal Balance on such Distribution Date shall be distributed to the Indenture Trustee for payment to the Class E Noteholders and (B) an amount equal to the sum of (1) the Class E Monthly Interest for such Distribution Date and (2) any Class E Monthly Interest previously due but not paid to the Class E Noteholders on prior Distribution Dates, shall be distributed to the Indenture Trustee for payment to the Class E Noteholders on such Distribution Date.
     (b) Notwithstanding anything to the contrary in this Indenture Supplement, the Indenture or the Trust Sale and Servicing Agreement, (i) all amounts distributed to the Indenture Trustee pursuant to Section 7.02(a) for payment to the Series 2007-2 Noteholders shall be deemed distributed in full to the Series 2007-2 Noteholders on the date on which such funds are distributed to the Indenture Trustee pursuant to this Section and shall be deemed to be a final distribution pursuant to Section 11.2 of the Indenture and (ii) in the event that the amounts available for final distribution to the Series 2007-2 Noteholders and to the Noteholders of any other Series on any Distribution Date are less than the full amount required to be so distributed, the available amounts shall be allocated to each Series based on the respective amounts required to be distributed to each such Series (including Series 2007-2) on such Distribution Date.
ARTICLE VIII
MISCELLANEOUS PROVISIONS
     SECTION 8.01. Ratification of Agreement.
     As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement is to be read, taken and construed as one and the same instrument.
     SECTION 8.02. Form of Delivery of Series 2007-2 Notes.
     The Series 2007-2 Notes shall be delivered as Registered Notes as provided in Section 2.2 of the Indenture.

     SECTION 8.03. Counterparts.
     This Indenture Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all counterparts shall together constitute one and the same instrument.
     SECTION 8.04. Governing Law.
     THIS INDENTURE SUPPLEMENT AND EACH SERIES 2007-2 NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICT OF LAW PROVISIONS THEREOF OR OF ANY OTHER JURISDICTION OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
     SECTION 8.05. Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     SECTION 8.06. Third Party Beneficiary.
     Notwithstanding Section 12.1 of the Indenture, the Swap Counterparty shall be a third-party beneficiary to this Indenture Supplement only to the extent that it has any rights specified herein or rights with respect to this Indenture Supplement specified under the Swap Counterparty Rights Agreement.

     IN WITNESS WHEREOF, the Issuing Entity and the Indenture Trustee have caused this Indenture Supplement to be duly executed by their respective duly authorized officers, all as of the day and year first above written.

SWIFT MASTER AUTO RECEIVABLES TRUST, as Issuing Entity By HSBC Bank USA, National Association, not in its individual capacity, but solely as Owner Trustee
By	/s/ Elena Zheng
	Name:	Elena Zheng
	Title:	Assistant Vice President

THE BANK OF NEW YORK TRUST COMPANY, N.A., not in its individual capacity, but solely as Indenture Trustee, Securities Intermediary
By	/s/ Keith Richardson
	Name:	Keith R. Richardson
	Title:	Vice President

EXHIBIT A
FORM OF CLASS [A][B][C][D][E] NOTE
     [Unless this Class [A][B][C] Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuing Entity or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]
     [This Class [D][E] Note has not and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or under the securities or blue sky laws of any other jurisdiction. By its acceptance of this Class [D][E] Note (or interest therein), the Holder of this Class [D][E] Note (or interest therein), if other than the Depositor, is deemed to represent and warrant to the Depositor and the Indenture Trustee that it is a “Qualified Institutional Buyer” as defined in Rule 144A under the Securities Act and is acquiring this Class [D][E] Note (or interest therein) for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Qualified Institutional Buyers) or has otherwise acquired an interest in the Class [D][E] Note in a transaction that is exempt from the registration requirements of the Securities Act.]
     [No sale, pledge or other transfer of this Class [D][E] Note (or interest therein) may be made by any Person unless either (i) such sale, pledge or other transfer is made to the Depositor, (ii) at the time of such sale, pledge or other transfer, this Class [D][E] Note is eligible for resale pursuant to Rule 144A under the Securities Act, and such sale, pledge or other transfer is made to a person whom the transferor reasonably believes after due inquiry is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act (a “Qualified Institutional Buyer”) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Qualified Institutional Buyers) to whom notice is given that the sale, pledge or transfer is being made in reliance on Rule 144A under the Securities Act, or (iii) such sale, pledge or other transfer is otherwise made in a transaction exempt from the registration requirements of the Securities Act, in which case (A) the Indenture Trustee shall require that both the prospective transferor and the prospective transferee certify to the Indenture Trustee and the Depositor in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Indenture Trustee and the Depositor, and (B) the Indenture Trustee shall require a written opinion of counsel (which will not be at the expense of the Depositor or the Indenture Trustee) satisfactory to the

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Depositor and the Indenture Trustee to the effect that such transfer will not violate the Securities Act and satisfaction of certain other provisions specified herein.]
     The holder of this Note, by its acceptance hereof, and the owner of a beneficial interest in this Note, by its acceptance of such beneficial interest, covenant and agree that (a) they shall not, prior to the date which is one year and one day after the termination of the Trust Agreement, at any time institute against the Issuing Entity or the Depositor, or join in instituting against the Issuing Entity or the Depositor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law or appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Issuing Entity, or any substantial part of its property, or order the winding up or liquidation of the affairs of the Depositor or the Issuing Entity, the Indenture, the Indenture Supplement or any of the other related transaction documents and (b) if the Depositor becomes a debtor or debtor in possession in a case under any applicable United States federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or otherwise subject to any insolvency, reorganization, liquidation, rehabilitation or other similar proceedings, any claim that the holders of the Notes of any Series may have at any time against the Issuing Entity’s assets allocated in accordance with the Indenture to any Series unrelated to such Notes, and any claim that the holders of such Notes have at any time against the Depositor that they may seek to enforce against such Issuing Entity’s assets allocated to any unrelated Series, shall be subordinate to the payment in full (including post-petition interest) of the claims of the holders of any Notes of such unrelated Series and of the holders of any other notes, bonds, contracts or other obligations relating to such unrelated Series.
     [The holder of this Note, by acceptance of this Note, and each holder of a beneficial interest therein, unless otherwise required by the appropriate taxing authorities, agree to treat this Note as indebtedness of the Issuing Entity for applicable United States federal, state and local income and franchise tax purposes, Michigan single business tax and any other taxes imposed upon, measured by or based upon gross or net income.]
     [Any holder of this Class [A][B][C][D] Note, by its acceptance of this Class [A][B][C][D] Note, shall be deemed to have represented that either (a) it is not acquiring the Class [A][B][C][D] Note with the plan assets of (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) any entity whose underlying assets include plan assets by reason of an employee benefit plan’s or a plan’s investment in such entity or (iv) any other plan that is subject to any law that is substantially similar to ERISA or Section 4975 of the Code; or (b) the acquisition and holding of the Class [A][B][C][D] Note will not give rise to a non-exempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the

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Code or a violation of any substantially similar applicable law.][ Any holder of this Class [E] Note, by its acceptance of this Class [E] Note, shall be deemed to have represented that either (a) it is not acquiring the Class [E] Note with the plan assets of (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) or (iii) any entity whose underlying assets include plan assets by reason of an employee benefit plan’s or a plan’s investment in such entity other than an insurance company general account (as defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60) whose underlying assets include less than 25% “plan assets” and for which the purchase and holding of the Class [E] Notes is eligible for and satisfied all conditions for relief under PTCE 95-60.]
     [Transfer of this Class E Note may only be made to a Person who is a United States Person (within the meaning of Section 7701(a)(30) of the Internal Revenue Code). Any Person other than the Depositor acquiring a Class E Note or an interest therein shall be deemed to have made the representations set forth in Section 2.14 of the Indenture.]
     [No sale, pledge or other transfer may be made to any one person of a Class E Note with a face amount of less than the amount determined in accordance with Section 1.01(e) of the Indenture Supplement (in order to prevent the Trust from being treated as a “publicly traded partnership” under Section 7704 of the Code, and, in the case of any Person acting on behalf of one or more third parties (other than a bank (as defined in Section 3(a)(2) of the Securities Act) acting in its fiduciary capacity), for a Class E Note with a face amount of less than such amount for each such third party. Any attempted transfer in contravention of the immediately preceding restriction will be void ab initio and the purported transferor will continue to be treated as the owner of the Class E Notes for all purposes. No Class E Note may be transferred unless the transferor provides to the Indenture Trustee an opinion of independent counsel that the transfer will not cause the Trust to be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.]

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Registered No. R-___	$ [1] CUSIP No. ISIN No. Common Code
SWIFT MASTER AUTO RECEIVABLES TRUST
SERIES 2007-2 FLOATING RATE ASSET BACKED NOTES, CLASS [A][B][C][D][E]
     SWIFT Master Auto Receivables Trust (herein referred to as the “Issuing Entity”), a Delaware statutory trust governed by the Trust Agreement, dated as of June 20, 2007, for value received, hereby promises to pay to                                         , or registered assigns, subject to the following provisions, the principal sum of                                                              Dollars, or such greater or lesser amount as determined in accordance with the Indenture and the Indenture Supplement (each referred to herein), on the October 2012 Distribution Date (the “Series 2007-2 Legal Maturity Date”), except as otherwise provided below or in the Indenture or the Indenture Supplement. Beginning on November 15, 2007 and on each Distribution Date thereafter until the principal amount of this Note is paid in full, the Issuing Entity shall pay interest on the unpaid principal amount of this Note at an annual rate equal to the Class [A][B][C][D][E] Note Interest Rate, as determined pursuant to the Indenture Supplement. Interest on this Note shall begin accruing from October 16, 2007 (the “Closing Date”) and shall be payable in arrears on each Distribution Date, computed on the basis of a 360-day year and the actual number of days elapsed. The principal of this Note shall be paid in the manner specified on the reverse hereof.
     The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.
     Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

[1]	[This Class [A][B][C][D] Note may be issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof.][This Class E Note may be issued only in denominations equal to the Class E Note Initial Principal Balance.]

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     IN WITNESS WHEREOF, the Issuing Entity has caused this Note to be duly executed.

SWIFT MASTER AUTO RECEIVABLES TRUST, as Issuing Entity By HSBC Bank USA, National Association, not in its individual capacity, but solely as Owner Trustee
By
Name:
Title:

     Dated:
INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Notes described in the within-mentioned Indenture.

THE BANK OF NEW YORK, N.A., not in its individual capacity, but solely as Indenture Trustee
By
Authorized Officer

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SWIFT MASTER AUTO RECEIVABLES TRUST
SERIES 2007-2 FLOATING RATE ASSET BACKED NOTES, CLASS [A][B][C][D][E]
Summary of Terms and Conditions
     This Note is one of a duly authorized issue of Notes of the Issuing Entity, designated as the Series 2007-2 Floating Rate Asset Backed Notes (the “Notes”), issued under the Indenture, dated as of June 20, 2007 (the “Indenture”), between the Issuing Entity and The Bank of New York Trust Company, N.A., as indenture trustee (the “Indenture Trustee”), as supplemented by the Series 2007-2 Indenture Supplement, dated as of October 16, 2007 (the “Indenture Supplement” and, together with the Indenture, the “Series Agreement”), and representing the right to receive certain payments from the Issuing Entity. The Notes are subject to all of the terms of the Series Agreement. All terms used in this Note that are defined in the Series Agreement have the meanings assigned to them in or pursuant to the Series Agreement. In the event of any conflict or inconsistency between the Series Agreement and this Note, the Series Agreement controls.
     The [Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Note] with and initial aggregate principal amount of [$1,000,000,000, $92,100,000, $39,500,000, $13,200,000, and $171,000,000], shall also be issued under the Series Agreement. [The rights of the holders of the [Class A Notes, the Class B Notes, the Class C Notes, and the Class D Notes] to receive payments on [the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes] are senior to the rights of the holders of the Class [B][C][D][E] Notes to receive payments as specified in the Series Agreement.] [The rights of the holders of [the Class B Notes, the Class C Notes, the Class D Notes, and the Class E Notes] to receive payments on [the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes] are subordinate to the rights of the holders of the Class [A][B][C][D] Notes to receive payments as specified in the Series Agreement.]
     The Noteholder, by its acceptance of this Note, agrees that it shall look solely to the property of the Issuing Entity allocated to the payment of the Notes for payment hereunder and under the Series Agreement and that the Indenture Trustee is not liable to the Noteholders for any amount payable under the Notes or the Series Agreement or, except as expressly provided in the Series Agreement, subject to any liability under the Series Agreement.
     This Note does not purport to summarize the Series Agreement and reference is made to the Series Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.

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     The Class [A][B][C][D][E] Note Initial Principal Balance is $[                    ]. The Class [A][B][C][D][E] Note Principal Balance on any date of determination shall be an amount equal to the Class A Note Initial Principal Balance minus the aggregate amount of any principal payments made to the Class [A][B][C][D][E] Noteholders before such date.
     The Series 2007-2 Expected Maturity Date is the October 2010 Distribution Date, but principal with respect to the Class [A][B][C][D][E] Notes may be paid earlier or later under certain circumstances described in the Series Agreement. If for one or more months during the Controlled Accumulation Period there are not sufficient funds to deposit the Controlled Deposit Amount into the Note Distribution Account, then to the extent that excess funds are not available on subsequent Distribution Dates with respect to the Controlled Accumulation Period to make up for such shortfalls, the final payment of principal of the Notes shall occur later than the Series 2007-2 Expected Maturity Date. Payments of principal of the Notes shall be payable in accordance with the provisions of the Series Agreement.
     Subject to the terms and conditions of the Series Agreement, the Depositor may, from time to time, direct the Owner Trustee, on behalf of the Issuing Entity, to issue one or more new Series of notes.
     On each Distribution Date, the Indenture Trustee shall distribute to each Class [A][B][C][D][E] Noteholder of record on the related Record Date (except for the final distribution in respect of this Note) such Class [A][B][C][D][E] Noteholder’s pro rata share of the amounts held by the Indenture Trustee that are allocated and available on such Distribution Date to pay interest and principal on the Class [A][B][C][D][E] Notes pursuant to the Indenture Supplement. Except as provided in the Series Agreement with respect to a final distribution, distributions to the Noteholders shall be made by (a) wire transfer (to the account specified by the applicable Noteholder) or check mailed to the applicable Noteholder (at such Noteholder’s address as it appears in the Note Register), except that with respect to any Notes registered in the name of the nominee of a Clearing Agency, such distribution shall be made in immediately available funds and (b) without presentation or surrender of any Note or the making of any notation thereon. Final payment of this Note shall be made only upon presentation and surrender of this Note at the office or agency specified in the notice of final distribution delivered by the Indenture Trustee to the Noteholders in accordance with the Series Agreement.
     On any day occurring on or after the date on which the outstanding principal balance of the Notes is reduced to 10% or less of the Initial Note Principal Balance, the Servicer shall have the option to redeem the Notes, at a purchase price equal to (a) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (b) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date following such day.

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     This Note does not represent an obligation of, or an interest in, the Depositor, GMAC LLC or any Affiliate of any of them and is not insured or guaranteed by any governmental agency or instrumentality.
     Each Noteholder, by accepting a Note, hereby covenants and agrees that it shall not at any time institute against the Issuing Entity or the Depositor, or join in instituting against the Issuing Entity or the Depositor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.
     The Issuing Entity is permitted by the Indenture, under certain circumstances, to merge or consolidate subject to the rights of the Indenture Trustee and the Noteholders.
     [Except as otherwise provided in the Indenture Supplement, the Class [A][B][C][D] Notes are issuable only in minimum denominations of $100,000 and integral multiples of $1,000.][Except as otherwise provided in the Indenture Supplement, the Class E Notes are issuable only in the Class E Note Initial Principal Balance.] The transfer of this Note shall be registered in the Note Register upon surrender of this Note for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer, in a form satisfactory to the Indenture Trustee or the Transfer Agent and Registrar, duly executed by the Noteholder or such Noteholder’s attorney, and duly authorized in writing with such signature guaranteed, and thereupon one or more new Class [A][B][C][D][E] Notes in any authorized denominations of like aggregate principal amount shall be issued to the designated transferee or transferees.
     As provided in the Series Agreement and subject to certain limitations therein set forth, Class [A][B][C][D][E] Notes are exchangeable for new Class [A][B][C][D][E] Notes in any authorized denominations and of like aggregate principal amount, upon surrender of such Notes to be exchanged at the office or agency of the Transfer Agent and Registrar. No service charge may be imposed for any such exchange but the Issuing Entity or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
     The Issuing Entity, the Depositor, the Indenture Trustee and any agent of the Issuing Entity, the Depositor or the Indenture Trustee shall treat the person in whose name this Note is registered as the owner hereof for all purposes, and none of the Issuing Entity, the Depositor, the Indenture Trustee or any agent of the Issuing Entity, the Depositor or the Indenture Trustee shall be affected by notice to the contrary.
     This Note is to be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder are to be determined in accordance with such laws.

A-1-8

ASSIGNMENT
Social Security or other identifying number of assignee
     For Value Received, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)
the within note and all rights thereunder, and hereby irrevocably constitutes and appoints                                                                                            , attorney, to transfer said note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		[2]

Signature Guaranteed:

[2]	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

A-1-9

EXHIBIT B
FORM OF MONTHLY STATEMENT

SWIFT MASTER AUTO RECEIVABLES TRUST
SERIES 2007-2 FLOATING RATE ASSET BACKED NOTES